MESSAGE FROM THE PRESIDENT	Vintage Mutual Funds, Inc.

Dear Shareholders,

Investor confidence has been shaken throughout this past year as we have all experienced turmoil from geopolitical events and corporate malfeasance. In this environment, it is important to keep diversification, strong fundamentals and long term investing at the forefront of our investment methodology. We continue to search for ways to improve our investment processes to provide excellent risk adjusted returns over time. The past several years have served notice regarding the importance of an appropriate asset allocation strategy in light of each individual’s investment time horizon and tolerance for risk. The Vintage Funds offer a spectrum of investment alternatives to help meet the needs of varying investment time horizons and risk profiles.

Once again, bonds outperformed stocks over the past twelve months, solidifying the merit of fixed income investing in a balanced portfolio. Principal preservation seemed to be a common theme of investors, as money market and savings accounts continued to grow even in the face of very low yields. The Federal Reserve has maintained an extremely accommodative short-term interest rate policy to encourage more robust growth in the economy. Although signs of growth have been slow in coming, the resolution of the military portion of the Iraqi conflict should alleviate some uncertainty and allow for businesses and consumers to have more confidence in the future.

We continue to have faith in the U.S. economy and markets and have positioned our Funds to take advantage of strengthening conditions. The reports that follow provide a detailed discussion of the performance of each Vintage Mutual Fund during the past year. I urge you to read them carefully as they provide insight into how and why each Fund performed as it did. The discussion also explains how each Fund is postured for the future.

We appreciate the trust each of you as shareholders place in our management efforts. We thank you for your continued confidence in us, and we look forward to providing excellent investment management in the future. We want to continue to make it easy for each of you to access account specific and general Vintage Fund information in a variety of ways, including a visit to our Web site, a phone call, or a visit to any AMCORE branch. If you have questions or require assistance, please visit us at www.VintageFunds.com, call us at 1-800-438-6375, or visit us at the nearest AMCORE branch.

Sincerely,

David W. Miles

President

The Vintage Mutual Funds are distributed by BISYS Fund Services Limited Partnership.

Shares of the Vintage Mutual Funds are NOT INSURED BY THE FDIC and are not deposits or obligations of, or guaranteed or endorsed by, AMCORE Financial Inc., or any of its subsidiaries including Investors Management Group. Investment products involve investment risk, including the possible loss of principal. Past performance is not predictive of future results, and the composition of each Fund’s portfolio is subject to change.

Information not authorized for distribution unless accompanied or preceded by a current prospectus.

MESSAGE FROM THE INVESTMENT ADVISER	Vintage Mutual Funds, Inc.

Dear Shareholders:

The financial markets have been battered over the last year by countless acts of corporate fraud, an increasing number of high profile bankruptcies, and a prolonged and severe market downturn. Amid the turmoil, we found the stock market in its longest bear market since 1939-1941, falling for the third consecutive year.

Although the stock market appeared to show signs of recovery in early 2002, it quickly waned as confidence slipped and scandals resurfaced. Engulfed by pessimism, corporate earnings remained sluggish, with the S&P 500 index combined quarterly profits almost 25% lower than peak levels in the first quarter of 2000. As a result of declining profits, business spending plunged and employer payrolls fell as manufacturers stretched for each last penny.

With the onset of the conflict with Iraq, confidence declined, oil prices rose and equity markets sank. However, as early signs of victory surfaced, much of the retrenchment in the financial markets unwound, and stock prices have finally shown signs of positive returns.

While stocks are not out the woods, we believe that better times are ahead. Fiscal and monetary stimuli are in full force. Consumers continue to lead the economic recovery benefiting from historically low mortgage rates. Corporate profits are growing supported by initial signs of top line revenue growth. As geo-political concerns wane, both business and individual confidence should rise, leading the awaited recovery in the financial markets.

In a positive light, during most of the slide in equity prices, bonds cushioned the fall with near double-digit returns. As the economy weakened, the Fed lowered short-term rates to help fuel a recovery. The decline in interest rates brought about higher bond prices, thus strong bond performance. For the third consecutive year bond returns trumped equity returns.

However, the bond market was not insulated from the vagaries of corporate scandals. Several leading research firms ranked the top 50 worst credit blowups over the last 15 years and found 32 of those occurred in 2002, with many during the summer of 2002 alone. This type of environment is as difficult for corporate bond investors as it is for equity investors.

Even though we have been faced with extremely challenging financial markets, that is no excuse for our funds underperforming over the last 12 months. In recognition of the radical changes in the market environment, we have made some adjustments to ensure deeper fundamental analysis, a more efficient screening process, and less exposure to lower-quality bonds.

Our equity discipline has been successful, however the addition of a more thorough quantitative screening process will allow us to isolate attractive opportunities in the market more quickly and take advantage of better market execution. We are further enhancing our credit analysis by evaluating our staff needs and resources and implementing any necessary additions. Within our bond funds, we are moving to a higher credit quality posture, which is more reflective of the index and the style of investing we have built our name around. We believe these minor adjustments will provide us the opportunities to provide a higher standard of performance for our shareholders.

Though history has shown the US economy and the stock market has always recovered from economic downturns, the timing has been impossible to predict. For our part, we continue to work diligently to provide our shareholders with a high total return. With a long-term view as our backdrop, we remain steadfast in our commitment to our philosophy and disciplines.

MESSAGE FROM THE INVESTMENT ADVISER	Vintage Mutual Funds, Inc.

In closing, we appreciate your continued confidence and participation in the AMCORE Vintage Funds. We remain committed to our long-standing disciplines that emphasize maximizing long-term value.

Sincerely,

Jeffrey D. Lorenzen, CFA

Senior Vice President and Chief Investment Officer
Investors Management Group

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

The Vintage Money Market Funds

The Federal Reserve cut its target rate by half a percent in November, driving short-term rates lower. Rates in the long end rose, and the yield curve steepened as budget proposals increased in size and the economic outlook began to improve. Money market yields dropped across the board, leaving the curve flat throughout the one-year spectrum. Increasing rhetoric concerning a potential conflict with Iraq continued to hang over the market, keeping rates low as investors sought the safety of Treasury bonds.

During the first quarter of 2003, the Federal Reserve opted to leave the Fed Funds rate unchanged at 1.25%, as uncertainty caused by the war with Iraq made them reluctant to further stimulate the economy from an already stimulative monetary position. The money market yield curve inverted during the quarter as the impending war pushed out investor expectations for economic recovery. By the end of the quarter, five- to nine-month paper offered the lowest yields, and even one-year rates were lower than overnight rates. Once the war ends, the economic picture should be clearer and companies will begin to invest in growth. We continue to remain short the benchmark duration in anticipation of rising rates once growth begins.

The Government Assets Fund

Agency yields fell in concert with Treasury yields after the Fed cut rates in November, and agency paper continued to outperform Treasuries as concern about agency risk management abated. The yield curve invested with yields in February through April was lower than January paper. The Fund finished the quarter short the index in terms of average days and remained short in expectation of rising rates once the markets regain focus on economic fundamentals.

Agency paper offered good relative value against corporate paper across the money market spectrum for much of the first quarter of 2003. Concern about the operations and risk management of FNMA and FHLMC increased as Fed Governor Poole talked publicly about his personal concerns. The rating agencies would rate these companies ‘AA’ without government support, and we continue to believe these government agencies are well run and financially stable. The Fund was virtually even with its index duration, as some cash was invested out the curve near the end of the quarter.

The Liquid Assets Fund

During the fourth quarter of 2002, yields on short-term corporate paper recovered from much of the widening that occurred in the third quarter, as the negative company headlines dissipated and some normalcy returned to the corporate bond market. Unfortunately, the investment universe of high-grade money market corporate issuers had shrunk substantially throughout year, with several downgrades reducing the number of acceptable issuers. The Fund finished the quarter short the index in terms of average days and remained short in expectation of rising rates once the markets begin to focus on the economic recovery.

Yields on short-term corporate paper were relatively unchanged during the first quarter of 2003. With the yield curve inversion, the allocation to commercial paper increased as shorter paper offered better yields. Three-month to one-year paper was hard to find, as demand was strong. The Fund remained short the index throughout the quarter, falling by two days at the end of the quarter.

The Municipal Assets Fund

During the fourth quarter, municipal yields fell more than agency bonds due to less supply and increasing investment demand. The Fund finished the quarter short the index in terms of average days and remained short in expectation of rising rates once the markets regain a focus on economic fundamentals.

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

Throughout the first quarter of 2003, short municipal paper remained difficult to find. Yields continued to drift lower, and the curve was very flat. The Fund ended the quarter virtually even with its index duration as cash was invested late in the quarter.

Although the Vintage Money Market Funds seek to maintain a stable net asset value of $1.00, there is no assurance that they will be able to do so. The Vintage Money Market Funds are neither insured nor guaranteed by the U.S. Government.

A portion of income may be subject to some state and/or local taxes and for certain investors, a portion may be subject to the federal alternative minimum tax.

VINTAGE MUTUAL FUNDS, INC.

Government Assets Fund

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

U.S. Government Agency (53.82%):
Federal Farm Credit Bank:
$1,000,000	4.38%, 05/01/03	$1,002,256
1,000,000	3.13%, 10/01/03	1,008,580
500,000	4.85%, 11/04/03	509,735
400,000	5.07%, 12/15/03	410,592
Federal Home Loan Bank:
2,600,000	4.50%, 04/25/03	2,604,767
2,000,000	4.50%, 04/25/03	2,003,596
1,000,000	5.86%, 04/28/03	1,003,124
2,700,000	4.50%, 05/15/03	2,710,371
1,000,000	4.50%, 05/15/03	1,004,010
2,500,000	2.65%, 06/16/03	2,507,248
750,000	5.76%, 06/30/03	758,236
1,100,000	4.50%, 07/07/03	1,107,850
3,800,000	4.50%, 07/07/03	3,831,274
500,000	6.00%, 07/07/03	506,190
2,000,000	6.13%, 08/15/03	2,034,706
1,000,000	6.88%, 08/15/03	1,020,640
2,000,000	5.58%, 09/02/03	2,036,003
500,000	5.13%, 09/15/03	508,745
1,345,000	5.13%, 09/15/03	1,368,604
1,500,000	1.75%, 09/24/03	1,503,524
1,000,000	3.13%, 11/14/03	1,011,644
1,000,000	3.18%, 12/03/03	1,012,339
1,000,000	6.36%, 01/02/04	1,037,859
3,000,000	5.40%, 02/02/04	3,099,504
Federal Home Loan Mortgage Corporation:
2,050,000	4.50%, 06/15/03	2,063,435
1,000,000	4.50%, 06/15/03	1,006,522
2,975,000	4.50%, 06/15/03	2,994,512
2,000,000	4.50%, 06/15/03	2,013,179
2,000,000	5.75%, 07/15/03	2,025,607
2,000,000	5.75%, 07/15/03	2,025,725
3,000,000	1.24%*, 08/14/03	2,986,275
3,000,000	6.38%, 11/15/03	3,094,946
Federal National Mortgage Corporation:
1,484,000	5.75%, 04/15/03	1,486,306
1,015,000	5.75%, 04/15/03	1,016,717
4,000,000	5.75%, 04/15/03	4,006,919
700,000	5.75%, 04/15/03	701,161
2,000,000	1.24%*, 05/14/03	1,997,086
3,000,000	4.63%, 05/15/03	3,012,014
2,750,000	4.63%, 05/15/03	2,761,486
3,800,000	1.19*%, 06/11/03	3,791,194
1,000,000	5.97%, 07/03/03	1,011,944
3,000,000	1.24*%, 08/06/03	2,987,088
1,550,000	5.50%, 09/29/03	1,582,419
1,000,000	5.06%, 10/27/03	1,021,715
1,200,000	3.13%, 11/15/03	1,213,404
1,500,000	3.13%, 11/15/03	1,516,958
500,000	5.49%, 12/01/03	513,006
2,000,000	1.15%***, 01/20/04	1,998,994
Financing Corporation Strips:
1,298,000	1.68%*, 04/06/03	1,297,646
Student Loan Marketing Association:
5,000,000	1.23%**, 08/21/03	5,000,000

	Total U.S. Government Agency	90,727,655

Repurchase Agreements (45.69%):
Bear Stearns:
26,000,000	1.37%, 04/01/03 (Purchased on 03/31/03, proceeds at maturity $26,000,989; Collateralized by Govt. Agencies, 01/01/33 — 04/01/33, Market Value $26,523,578)	26,000,000
Morgan Stanley Dean Witter:
25,024,659	1.30%, 04/01/03 (Purchased on 03/31/03, proceeds at maturity $25,025,563; Collateralized by Govt. Agencies, 12/15/05, Market Value $25,530,129)	25,024,659

*	Effective yield at date of purchase.
**	Interest rate fluctuates weekly with 3-month U.S. Treasury bill rate.
***	Interest rate fluctuates monthly with Libor rate.
See notes to financial statements.

VINTAGE MUTUAL FUNDS, INC.
Government Assets Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

Repurchase Agreements (Continued):
UBS Warburg:
$26,000,000	1.36%, 04/01/03 (Purchased on 03/31/03, proceeds at maturity $26,000,982; Collateralized by Govt. Agencies, 04/11/03, Market Value $26,524,386)	$26,000,000

		77,024,659

	Total Investments in Securities (99.51%) (Cost — $167,752,314)	$167,752,314
	Other Assets and Liabilities (0.49%)	821,491

	Net Assets (100.00%)	$168,573,805

See notes to financial statements.

VINTAGE MUTUAL FUNDS, INC.

Liquid Assets Fund

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

U.S. Government Agency (15.51%):
Federal Home Loan Bank:
$1,800,000	4.50%, 04/25/03	$1,803,219
2,000,000	4.50%, 04/25/03	2,003,596
1,200,000	4.50%, 04/25/03	1,202,520
2,000,000	5.79%, 05/27/03	2,012,540
3,000,000	1.24%**, 06/30/03	2,990,850
1,000,000	6.13%, 08/15/03	1,017,921
3,100,000	5.58%, 09/02/03	3,156,224
1,500,000	3.13%, 11/14/03	1,516,987
2,000,000	1.40%, 03/26/04	2,000,000
Federal National Mortgage Corporation:
2,000,000	4.63%, 05/15/03	2,008,010
1,430,000	4.00%, 08/15/03	1,444,361

	Total U.S. Government Agency	21,156,228

Taxable Municipal Bonds (1.69%):
Indiana Bond Bank School Severance:
1,310,000	1.65%, 07/15/03	1,310,476
Manitowoc, WI Tax Anticipation Notes, Series C:
1,000,000	1.50%, 09/17/03	1,000,000

	Total Taxable Municipal Bonds	2,310,476

Loan Certificates — FmHA Guaranteed Loan Certificates (18.24%):
24,886,973	1.85% to 2.50%*, 11/01/03 to 02/01/29	24,886,973

Trust Certificates — U.S. Govt. Guaranteed Student Loans (3.67%):
5,000,000	1.92%***, 12/18/03	5,000,000

Commercial Paper (27.57%):
ABN-AMRO North America Financial Inc:
3,000,000	1.25%**, 04/24/03	2,997,604
Cooperative Association Tractor:
1,000,000	1.28%**, 04/01/03	1,000,000
Eagle Funding Capital Corporation:
1,200,000	1.22%**, 04/03/03	1,199,919
1,100,000	1.25%**, 04/14/03	1,099,504
Edison Asset Securities:
552,000	1.26%**, 04/08/03	551,865
2,000,000	1.23%**, 04/11/03	1,999,317
500,000	1.31%**, 06/23/03	498,497
Enterprise Funding Corporation:
1,123,000	1.23%**, 04/11/03	1,122,616
General Electric Company:
2,000,000	1.22%**, 04/11/03	1,999,322
822,000	1.24%**, 04/15/03	821,604
J P Morgan Chase & Company:
920,000	1.20%**, 04/01/03	920,000
603,000	1.20%**, 04/07/03	602,879
905,000	1.25%**, 04/08/03	904,780
714,000	1.25%**, 04/21/03	713,504
National Rural Utilities:
3,000,000	1.25%**, 04/25/03	2,997,500
New Jersey Natural Gas:
3,000,000	1.23%**, 04/03/03	2,999,795
Northern Rock PLC:
3,000,000	1.21%**, 05/14/03	2,995,664
Paccar Financial Corporation:
3,000,000	1.25%**, 04/01/03	3,000,000
Pfizer Inc:
2,000,000	1.23%**, 04/29/03	1,998,087
Thunder Bay Funding Corporation:
2,000,000	1.24%, 04/21/03	1,998,622
Triple A1 Funding Corporation:
2,204,000	1.25%**, 04/15/03	2,202,929
Wells Fargo & Company:
3,000,000	1.22%**, 04/10/03	2,999,085

	Total Commercial Paper	37,623,093

*	Interest rate fluctuates with prime rate. Put option subject to no longer than 7-day settlement.
**	Effective yield at date of purchase.
***	Interest rate fluctuates with 3-month U.S. Treasury bill rate. Put option subject to no longer than 7-day settlement.
See notes to financial statements.

VINTAGE MUTUAL FUNDS, INC.
Liquid Assets Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

Corporates (19.93%):
American General Finance:
$1,000,000	6.17%, 05/06/03	$1,004,638
Associates Corporation:
1,039,000	5.75%, 11/01/03	1,065,596
Atlantic Richfield:
1,000,000	5.55%, 04/15/03	1,001,558
2,050,000	5.55%, 04/15/03	2,053,272
Bank of America Corporation:
500,000	6.88%, 06/01/03	504,632
Boeing Company:
1,000,000	6.35%, 06/15/03	1,009,323
Caterpillar Financial Services Corporation:
1,000,000	6.59%, 05/01/03	1,004,176
1,200,000	7.70%, 11/05/03	1,245,001
First Data Corporation:
1,000,000	6.63%, 04/01/03	1,000,000
100,000	6.63%, 04/01/03	100,000
General Electric Capital Corporation:
1,200,000	7.50%, 06/05/03	1,211,896
102,000	7.50%, 06/05/03	103,068
1,000,000	6.75%, 09/11/03	1,023,918
Hydro-Quebec:
1,000,000	6.49%, 07/16/03	1,014,431
International Lease Finance Corporation:
1,000,000	6.75%, 11/03/03	1,030,470
Lehman Brothers, Inc:
1,760,000	7.36%, 12/15/03	1,824,352
Morgan StanleyDean Witter:
1,000,000	7.13%, 08/15/03	1,021,512
1,100,000	6.13%, 10/01/03	1,126,101
Procter & Gamble Company:
1,700,000	5.25%, 09/15/03	1,730,942
500,000	5.25%, 09/15/03	508,936
325,000	5.25%, 09/15/03	330,642
Quebec, Province of:
1,000,000	8.80%, 04/15/03	1,002,704
1,000,000	8.80%, 04/15/03	1,002,836
Salomon Smith Barney Holdings:
1,275,000	6.25%, 05/15/03	1,282,380
Star Banc Corporation:
1,150,000	5.88%, 11/01/03	1,180,613
US Bancorporation:
1,000,000	6.63%, 05/15/03	1,006,300
Wal-Mart Stores:
500,000	4.38%, 08/01/03	504,135
300,000	4.38%, 08/01/03	302,556

	Total Corporates	27,195,988

Repurchase Agreements (13.70%):
Bear Stearns:
18,691,225	1.37%, 04/01/03 (Purchased on 03/31/03, proceeds at maturity $18,691,936; Collateralized by Govt. Agencies, 04/01/33, Market Value $19,067,676)	18,691,225

	Total Investments in Securities (100.31%) (Cost — $136,863,983)	$136,863,983
	Other Assets and Liabilities (-0.31%)	(420,168)

	Net Assets (100.00%)	$136,443,815

See notes to financial statements.

VINTAGE MUTUAL FUNDS, INC.

Municipal Assets Fund

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

Industrial Development Bonds (0.90%)
Iowa (0.90%)
$77,864	Iowa HFA (Starr-Terry Project), 3.42%** , 05/15/05	$77,864
301,391	Sioux City, IA (Handy Partnership), 2.92%**, 09/15/04	301,391

	Total Industrial Development Bonds	379,255

Variable Rate Demand Obligations (63.66%)
Arizona (2.38%)
1,000,000	Apache County, AZ Industrial Development, 1.15%**, 12/15/18	1,000,000

Illinois (5.71%)
1,000,000	Chicago, IL Metropolitan Water Reclamation District, 1.13%**, 12/01/22	1,000,000
500,000	Chicago, IL Series B, 1.17%**, 01/01/37	500,000
500,000	Illinois Health Facilities Authority (NW Hospital), 1.15%*, 08/15/25	500,000
400,000	Illinois Health Facility Authority (Carle Foundation), 1.15%**, 07/01/28	400,000

		2,400,000

Iowa (6.82%)
270,000	Iowa Finance Authority Hospital Facilities, 1.20%**, 07/01/20	270,000
700,000	Iowa Finance Authority Hospital Facilities, 1.20%**, 01/01/28	700,000
1,000,000	Iowa Finance Authority Revenue (Wheaton), 1.13%**, 08/15/24	1,000,000
900,000	Iowa Finance Authority (Iowa West Foundation Project), 1.15%**, 01/01/32	900,000

		2,870,000

Kentucky (2.38%)
1,000,000	Kentucky Economic Development Finance Authority, 1.17%**, 01/01/22	1,000,000

Michigan (2.38%)
1,000,000	Michigan State Strategic Fund, 1.15%*, 06/15/10	1,000,000

Minnesota (1.66%)
700,000	Duluth, MN Tax Increment Revenue, 1.15%**, 09/01/10	700,000

Missouri (2.38%)
1,000,000	Missouri Higher Education Loan Facility, 1.20%**, 06/01/17	1,000,000

New York (3.57%)
700,000	New York State Energy Pollution Control, 1.15%*, 06/01/29	700,000
200,000	New York State Energy Pollution Control, 1.15%*, 10/01/29	200,000
100,000	New York, NY Series A4, 1.15%*, 08/01/22	100,000
500,000	New York, NY Series A4, 1.15%*, 08/01/23	500,000

		1,500,000

North Dakota (2.38%)
1,000,000	Grand Forks, ND Hospital Facilities, 1.19%*, 12/01/16	1,000,000

Ohio (6.90%)
1,000,000	Cincinnati and Hamilton Counties, OH Port Authority, 1.19%*, 09/01/25	1,000,000
900,000	Clinton County, OH Hospital Revenue, 1.15%**, 06/01/32	900,000
1,000,000	Ohio State University General Receipts, 1.15%**, 12/01/21	1,000,000

		2,900,000

Pennsylvania (20.21%)
1,000,000	Allegheny County, PA Industrial Development Authority, 1.20%**, 08/01/32	1,000,000
1,000,000	Allentown, PA Commercial Development, 1.20%*, 12/01/29	1,000,000

*	Variable rate, put option subject to next business day settlement.
**	Variable rate, put option subject to no longer than 7-day settlement.
See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.
Municipal Assets Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

Variable Rate Demand Obligations (Continued):
$1,000,000	Benzinger Township Hospital Authority, PA, 1.20%**, 12/01/30	$1,000,000
500,000	Chester County, PA Industrial Development, 1.20%*, 07/01/31	500,000
1,000,000	Erie County Hospital Authority, PA, 1.20%*, 05/15/20	1,000,000
1,000,000	LeHigh County, PA Hospital, 1.16%*, 07/01/28	1,000,000
1,000,000	New Castle Area Hospital Authority, PA, 1.15%**, 07/01/26	1,000,000
1,000,000	Pennsylvania State Turnpike Commission, 1.20%*, 06/01/27	1,000,000
1,000,000	Pennsylvania State University, PA, 1.14%**, 04/01/31	1,000,000

		8,500,000

Tennessee (2.14%)
900,000	Clarksville, TN Public Building Authority, 1.20%* , 07/01/31	900,000

Washington (4.75%)
1,000,000	Lake Tapps Parkway, WA, Series B, 1.20%**, 12/01/19	1,000,000
1,000,000	Washington State Health Care Facilities, 1.19%*, 02/15/27	1,000,000

		2,000,000

	Total Variable Rate Demand Obligations	26,770,000

Municipal Bonds (31.63%)
Arizona (1.33%)
555,000	Arizona State Transportation Board Excise Tax, 4.50%, 07/01/03	559,202

Connecticut (1.88%)
785,000	Connecticut State Special Tax Obligation, 6.75%, 06/01/03	791,729

Florida (3.14%)
250,000	Florida State Board of Education, Series C, 5.85%, 06/01/03	254,522
500,000	Florida State Board of Education, Series E, 5.10%, 06/01/03	508,098
200,000	Florida State Turnpike Authority, 5.00%, 07/01/03	201,985
350,000	Duval County, FL School District, 6.00%, 08/01/03	355,657

		1,320,262

Idaho (0.73%)
305,000	Washington County, ID School District No. 431, 4.125%, 08/15/03	308,015

Illinois (4.48%)
450,000	DuPage Water Commission, IL Water Revenue, 5.00%, 05/01/03	451,450
500,000	Lake County, IL Forest Preserve District, 1.25%***, 12/01/03	495,850
430,000	Lake County, IL School District No. 112, 2.00%, 12/01/03	432,364
500,000	Rockford, IL Refunding Series A, 2.75%, 12/15/03	505,156

		1,884,820

Indiana (0.94%)
395,000	Indianapolis-Marion Counties, IN Public Library, 2.50%, 07/01/03	396,028

Iowa (1.68%)
705,000	Sioux City, IA Refunding, 2.50%, 06/01/03	706,004

Michigan (0.60%)
250,000	Wyandotte, MI City School District, 2.50%, 05/01/03	250,236

Mississippi (0.48%)
200,000	Mississippi State Community and Junior College, 5.25%, 05/01/03	200,592

*	Variable rate, put option subject to next business day settlement.
**	Variable rate, put option subject to no longer than 7-day settlement.
***	Effective yield at date of purchase.
See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.
Municipal Assets Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

Municipal Bonds (Continued):
Missouri (1.20%)
$500,000	Missouri State Health and Educational Facilities, 5.80%, 05/15/03	$502,826

Nevada (0.72%)
300,000	Las Vegas, NV Medium Term Building, 5.00%, 08/01/03	303,524

New Mexico (0.96%)
400,000	New Mexico State Severance Tax, 5.50%, 07/01/03	403,839

New York (0.96%)
400,000	Cortland, NY City School District, 4.50%, 06/15/03	402,734

North Carolina (0.48%)
200,000	Durham, NC Public Improvement, 4.00%, 06/01/03	200,959

Ohio (2.16%)
400,000	Ohio State Highway Improvement, 4.80%, 05/01/03	401,113
500,000	Montgomery County, OH Health Care, 6.25%, 05/15/03	507,904

		909,017

Oklahoma (0.95%)
400,000	Tulsa County, OK Independent School District No. 9, 4.00%, 05/01/03	400,835

Oregon (0.48%)
200,000	Bend, OR Transportation Improvement, 4.35%, 09/01/03	202,160

Texas (4.84%)
250,000	Arlington, TX Permanent Improvement, 6.00%, 08/15/03	254,481
350,000	San Antonio, TX Independent School District, 4.00%, 08/15/03	353,365
200,000	Riceland Municipal Utility District, TX 4.30%, 09/01/03	202,620
465,000	Texas Municipal Power Agency, 1.15%***, 09/01/03	462,785
750,000	Austin, TX Electric Utility System, Series A, 4.00%, 11/15/03	764,004

		2,037,255

Utah (0.60%)
250,000	Utah State, Series A, 5.00%, 07/01/03	252,403

Wisconsin (3.02%)
525,000	Kenosha, WI Unified School District No. 1, 2.75%, 04/01/03	525,000
340,000	Wisconsin State Clean Water Revenue, 5.00%, 06/01/03	342,043
400,000	Wisconsin State Transportation, Series A, 4.40%, 07/01/03	402,979

		1,270,022

	Total Municipal Bonds	13,302,462

Mutual Funds (3.46%)
1,000,000	ABN AMRO MuniTOPS Trust Certificates, 1.23%****	1,000,000
453,567	Aim Institutional Tax Free Cash Reserve, 1.01%****	453,567

		1,453,567

	Total Investments in Securities (99.65%) (Cost — $41,905,284)	$41,905,284
	Other Assets and Liabilities (0.35%)	148,879

	Net Assets (100.00%)	$42,054,163

***	Effective yield at date of purchase.
****	Rate shown is as of March 31, 2003.
See notes to financial statements.

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

The Vintage Fixed Income Funds

The economy grew at a moderate pace over the last year, but you wouldn’t know that from the financial markets. Financial markets performed exactly the opposite of what typically happens in an economic recovery. Stocks declined and bond prices rose. The excesses of the post bubble era were the cause: accounting scandals, large corporate bankruptcies and conflicts between Wall Street research and investment banking. In addition the war in Iraq accompanied by rising oil prices and the ongoing terrorist threat caused concerns.

Investor’s aversion to risk caused them to flock to bonds during the last year, causing the prices of bonds to rise. Treasuries led the way as investors flocked to the safest haven. Long maturities appreciated the most. Agencies were the second choice of investors throughout the year.

During the year, corporate bonds underperformed Treasuries by a wide margin. Investors became increasingly concerned about debt-laden balance sheets and the next accounting scandal. Lower investment grade securities lagged high quality corporates significantly.

Meanwhile, mortgage-backed securities (MBS) quickly became short duration securities as the 30-year mortgage rate plummeted below 6% and hybrid adjustable rate and balloon mortgage rates provided even lower rates. Mortgage-backed returns lagged those of other high quality bonds. Their returns would probably have been even lower if not for investors’ fear of the corporate bond market and banks’ need to invest a huge influx of deposits in an environment of weak loan growth. The asset-backed securities performed relatively well versus similar duration securities.

Municipal bonds underperformed Treasuries during the last year. The rating agencies continued to monitor the states as they struggled to balance their budgets with significantly declining income taxes and sales taxes. The discussion in Congress about eliminating taxes on dividends also caused concern about the future investor demand for municipal bonds. Yields of municipal bonds are at historically attractive levels relative to both Treasuries and high-quality corporate bonds.

Meanwhile, the economy was awash with stimulus. The Federal Reserve cut the Fed Funds rate by half percent in November to 1.25%, which is 1% below the rate of inflation. Monetary policy has not been this stimulative since the early 1980s.

In addition to monetary policy, a number of other significant forces have come to the aid of the economy, including fiscal stimulus from the federal government, a weaker dollar and another mortgage refinancing wave. The Federal Reserve is no longer alone in its efforts to bolster the economy. We should begin to see the economy gain momentum in the coming quarters as a result of these combined forces.

Perhaps the biggest restraint on the economy over the last few years has been debt-laden corporate balance sheets that were the result of the debt-financed capital investment boom of the 1990s. The amount of time required to correct these problems leads to sub-par economic recoveries such as that following the recession of the early 1990s. In the current circumstance, this was exacerbated by accounting fraud that led to extreme risk aversion by investors. Over the past three years companies have been deleveraging their balance sheets. Corporate profits have also improved over the last year. The cost of debt financing for investment grade companies has declined dramatically over the past few months and is now at the lowest absolute level since late 1998. This is a strong indication that this restraint on the economy may be loosening.

Bonds are now overvalued relative to inflation. Short-term rates are below the rate of inflation and long-

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

term interest rates are low relative to inflation. The real rate (after subtracting inflation) of the ten-year Treasury is only 1.5 percent versus an historical average of 3.0 percent.

The bond market has been quick to adjust to signs of stronger economic growth over the last decade. Industrial commodity prices are a leading indicator of the economy and ten-year Treasury yields have tended to move in tandem with movements in industrial commodity prices. These prices have moved up 25 percent over the last year.

The five-year portion of the yield curve may take the brunt of any rise in yields. The vulnerability of this portion of the yield curve can be illustrated by comparing the five-year Treasury yield to nominal GDP growth. Typically the five-year Treasury yield is above nominal GDP growth. Whenever the five-year Treasury yield has declined below the level of nominal GDP growth in the last ten years, this yield has tended to reverse course and rise substantially. Currently the five-year Treasury yield is more than one percent below nominal GDP the largest gap in the last ten years. A one percent rise in the five-year Treasury yield would cause its price to decline resulting in a negative total return. Investors have enjoyed the strong positive returns of bonds over the last year, but these may not be repeated in the year ahead.

The relative returns of fixed income sectors may also change in the next twelve months. The fixed income leaders over the last year may become the laggards in the coming year as risk aversion fades. Over the last three months this trend has become noticeable. Corporate bonds outperformed Treasuries in the first quarter. In addition, lower investment grade securities significantly outperformed higher quality issues during the last three months. This trend is likely to continue due to declining corporate leverage, improving earnings, and strong supply/ demand fundamentals relative to Treasuries.

In summary, bond yields are too low relative to inflation and relative to the massive stimulative forces aimed at the economy. We are positioning portfolios with a defensive duration relative to their benchmark. Risk aversion is beginning to dissipate and our portfolios are positioned to benefit from a continuation of this trend in the coming year.

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

The Limited Term Bond Fund

The Limited Term Fund underperformed its benchmark over the last year. With short-term interest rates already at low levels, the Fund’s duration was shorter than the benchmark. In addition, the Fund underweighted Treasury securities. This also hindered performance as investors flocked to the safest haven.

The federal funds rate remains more than one percent below the rate of inflation. Federal Reserve governors have indicated that they believe the war in Iraq is largely responsible for the recent weak economic numbers and are taking a wait and see approach. The Fed is likely to leave rates unchanged until the economy begins to show signs of a more sustained recovery and the geopolitical risks are resolved. Market expectations are consistent with a slow return to a neutral Fed policy. These expectations, however, may be too complacent unless the economy fails to gain momentum in the last half of the year.

The Fund is maintaining a duration shorter than its benchmark, making it less sensitive to price declines when rates eventually begin to rise. The Fund is underweighted in Treasuries and agencies, since these sectors have benefited the most from investors’ flight to a safe haven. The Fund is overweighting asset-backed securities with hopes to enhance its yield. The Fund is also emphasizing corporate bonds, since the growth rate of corporate debt has decelerated significantly and corporate profits are beginning to improve.

The Fund is focused on providing a higher yield than a money market fund while minimizing potential price deterioration from a rise in interest rates over the next year.

For the year ended March 31, 2003, the Fund provided a total return of 1.13 percent*. The Fund ended the period with net assets of $58.8 million.

As of March 31, 2003, approximately 13 percent of the Fund’s net assets were invested in Treasury and agency securities, 49 percent in mortgage-related securities, 32 percent in corporate bonds, 4 percent in taxable municipals, and 2 percent in cash and cash equivalents. The average credit quality of these holdings was AA3**.

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

Value of a $10,000 Investment

Average Annual Total Return

			Since Inception
	1 Year	5 Year	(06/15/95)

3/31/2003	1.13%	4.46%	4.78%

*	Past performance is not predictive of future results. The value of shares in the Vintage Mutual Funds will fluctuate so that the shares, when redeemed, may be worth more or less than their original cost.

**	The composition of the Fund’s holdings is subject to change.

The performance of the Vintage Limited Term Bond Fund is measured against the Lehman Brothers Intermediate Government/ Corporate Bond Index and the Merrill Lynch 1-5 yr. U.S. Government/Corp. Index. Both are unmanaged indices generally representative of the performance of government and corporate bonds and the Lehman Index having maturities of 1-10 years and the Merrill Lynch having maturities of 1-5 years. The indices do not reflect the deduction of expenses associated with a mutual fund, such as investment management fees. The Fund’s performance reflects the deduction of fees for these value-added services. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

VINTAGE MUTUAL FUNDS, INC.

Limited Term Bond Fund

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

U.S. Treasury Notes (3.10%)
$1,800,000	3.00%, 11/30/03	$1,822,140

U.S. Government Agencies (10.24%)
100,000	Federal Home Loan Bank, 5.00%, 04/22/08	100,250
320,000	Federal Home Loan Bank, 5.66%, 12/18/08	329,318
1,000,000	Federal Home Loan Bank, 5.85%, 08/28/08	1,017,500
1,000,000	Federal Home Loan Mortgage Corp., 5.02%, 10/18/05	1,001,250
500,000	Federal Home Loan Mortgage Corp., 5.00%, 09/04/07	517,500
1,500,000	Financial Assistance Corp., 9.38%, 07/21/03	1,535,625
500,000	Federal National Mortgage Assoc., 4.15%, 09/12/07	506,875
250,000	Federal National Mortgage Assoc., 6.20%, 08/12/08	254,063
250,000	Federal National Mortgage Assoc., 6.22%, 08/05/08	253,750
500,000	U.S. Treasury Discount Note, 06/19/03	498,738

	Total U.S. Government Agencies	6,014,869

Mortgage Related Securities (48.49%)
Collateralized Mortgage Obligations (4.82%)
51,079	Countrywide Funding 1994-12 A2, 7.00%, 04/25/03	50,984
600,000	Federal Home Loan Mortgage Corp., 6.00%, 06/15/25	618,474
616,468	Federal National Mortgage Assoc. 1998-M2, 6.25%, 03/17/21	624,470
140,678	Federal National Mortgage Assoc. 1993-14, 6.00%, 02/25/08	146,215
157,294	PHMS 1993-G, 7.27%, 09/28/23	162,001
520,809	SASC 2001-1, 7.22%, 02/25/31	539,616
325,000	WAMU 2001-S9, 6.75%, 09/25/31	334,545
164,251	Wells Fargo 2001-24 A11, 6.75%, 11/25/31	165,734
189,992	Wells Fargo 2001-24 A16, 6.75%, 11/25/31	191,708

		2,833,747

Federal Home Loan Mrtge. Corp. Mortgage-Backed Pools (0.38%)
206,640	#E61274, 7.00%, 08/01/09	219,915

Asset Backed Securities (43.29%)
352,641	AFFT, 7.85%, 12/15/09	350,705
480,436	AMLT 1997-2, 7.55%, 06/25/27	495,513
281,511	Block 1998-1, 6.50%, 09/25/12	294,143
1,700,000	Centex Home Equity 2000-B A4, 8.24%, 08/25/28	1,850,416
1,000,000	Centex Home Equity, 7.72%, 05/25/29	1,071,640
246,038	Conseco Finance 2000-1, 7.30%, 05/01/31	249,244
180,511	Conseco Finance 1999-H AF3, 7.03%, 12/15/29	181,874
135,000	Conseco Finance, 7.27%, 06/15/32	147,123
1,150,000	Conseco Finance, 8.41%, 12/15/25	1,255,489
750,000	Conseco Finance 2001-A, 7.44%, 03/15/32	785,332
1,150,000	Conseco 2000-D, 8.17%, 12/15/25	1,223,048
755,962	Countrywide 1997-3, 7.16%, 08/25/27	809,696
237,474	Centex Home Equity 2000-A, 7.65%, 10/25/26	244,308
370,000	Centex Home Equity 2001-B A3, 5.77%, 11/25/27	377,566
425,000	DELHE 2000-2, 7.97%, 08/15/30	454,826
545,666	Delta Funding Home Equity 1996-3 A4, 7.08%, 03/25/19	551,810
1,008,033	Delta Funding Home Equity, 1.70%, 12/15/30	1,004,979
1,000,000	Ditech Home Loan, 7.24%, 06/15/29	1,064,820
805,708	Emergent Home Equity 1997-4 A5, 7.08%, 12/15/28	873,750
205,000	EQCC Home Equity, 7.41%, 01/15/28	210,291
376,190	FAMLT 1998-2F, 6.52%, 09/20/29	397,539
181,639	Fannie Mae Whole Loan 1996-W1 A5, 7.30%, 03/25/26	181,572
407,380	GE Capital Mtg Serv 1999-HE3 A4, 7.46%, 07/25/25	416,115
1,505,454	GE Capital Mtg Serv 1996-HE4 M, 7.65%, 10/25/26	1,566,169
460,811	Green Tree Home Equity 1999-A, 6.13%, 02/15/19	470,474
557,641	Green Tree Financial, 7.60%, 10/25/27	581,357
738,358	Green Tree Financial, 8.90%, 04/15/25	792,612
See notes to financial statements.

VINTAGE MUTUAL FUNDS, INC.
Limited Term Bond Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

Mortgage Related Securities (Continued):
$308,605	Green Tree Home Equity 1999-D A4, 7.56%, 09/15/30	$313,543
950,000	Green Tree Home Equity, 6.98%, 06/15/29	989,301
500,000	Green Tree Home Improvement Loan Trust 1998-D, 6.71%, 08/15/29	526,925
668,546	Green Tree 1996-3, 7.35%, 05/15/27	687,914
96,070	IMC Home Equity Loan Trust Series 1998-1, Class A4, 6.60%, 03/20/25	99,106
297,895	IMC Home Equity Loan Trust Series 1997-3, Class A7, 7.08%, 08/20/28	309,820
443,094	Indymac Manufactured Housing Contract Series 1998-2, Class A2, 6.17%, 12/25/11	442,665
256,372	Irwin Home Equity, 6.89%, 06/15/29	272,469
819,712	Lehman Home Equity, 7.46%, 03/25/12	878,019
142,130	Nations Credit Grantor Trust 97-1, 6.75%, 08/15/13	152,932
100,823	Residential Funding Mortgage Securities II Series 1997-HS5, Class M1, 7.01%, 05/25/27	100,661
129,132	Residential Asset Securities Corp Series 2000-KS2, Class AI3, 7.65%, 08/25/25	129,998
1,000,000	The Money Store Home Equity Trust Series 1996-B Class A9, 8.14%, 10/15/27	1,015,490
548,808	The Money Store Home Equity Trust Series 1997-B, 7.27%, 07/15/38	565,782
114,606	The Money Store Home Improvement Trust Series 1997-1 Class M1, 7.41%, 05/15/17	115,284
93,252	The Money Store Home Improvement Trust Series 1997-2 Class M1, 7.17%, 02/15/20	93,757
598,228	Union Acceptance Corp., 6.82%, 01/09/06	609,498
218,885	Vanderbilt Mortgage, 7.18%, 04/07/26	223,836

		25,429,411

	Total Mortgage-Related Securities	28,483,073

U.S. Taxable Municipal Bonds (3.72%)
65,000	Azusa Pacific University, 7.25%, 04/01/09	70,358
160,000	Bexar County, TX Housing, 8.75%, 05/01/05	170,312
1,000,000	Chicago, IL, 6.00%, 11/15/04	1,053,190
115,000	St. Charles Arena, 6.54%, 09/15/05	121,445
500,000	NCMPWR, 2.95%, 01/01/04	501,800
250,000	Reeves County, TX, 6.80%, 06/01/06	267,635

	Total U.S. Taxable Municipal Bonds	2,184,740

Corporate Bonds (31.93%)
Banking and Financial Services (4.84%)
1,000,000	CIT Group, Inc., 5.50%, 02/15/04	1,026,250
1,000,000	CNA Financial, 6.25%, 11/15/03	1,020,000
500,000	Corestates Capital, 6.63%, 03/15/05	543,750
250,000	St. Paul Companies, 6.65%, 05/15/03	251,250

		2,841,250

Consumer Goods and Services (9.97%)
789,846	Continental Airlines, 6.41%, 04/15/07	443,072
604,687	Continental Airlines, 7.15%, 06/30/05	370,111
1,000,000	Enserch Corp., 7.13%, 06/15/05	993,750
1,500,000	Equifax, 6.50%, 06/15/03	1,513,125
431,000	Ikon Office, 6.75%, 11/01/04	427,229
65,000	K-Mart Corporation, 8.13%, 12/01/06***	10,725
700,000	Northwestern Public Services, 7.10%, 08/01/05	685,125
854,000	NWA Trust, 9.36%, 03/10/06	589,260
200,000	Safeco Corp., 7.88%, 04/01/05	200,000

*** Defaulted security.
See notes to financial statements.

VINTAGE MUTUAL FUNDS, INC.
Limited Term Bond Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

Corporate Bonds (Continued):
$335,917	Southwest Air, 5.10%, 05/01/06	$355,814
1,000,000	Worldcom, 7.88%, 05/13/03***	267,500

		5,855,711

Healthcare (1.91%)
1,000,000	Healthsouth Corp, cvt., 3.25%, 04/01/03***	125,000
1,000,000	Nationwide Health, 7.67%, 04/18/03	1,000,000

		1,125,000

Industrial Goods and Services (6.62%)
500,000	Analog Devices, 4.75%, 10/01/05	505,000
500,000	Ashland Inc., 8.54%, 01/13/05	527,500
1,000,000	Boeing, 6.35%, 06/15/03	1,010,000
40,751	Comdisco PIK Note, 11.00%, 08/12/05	40,750
500,000	Cummins Engine, 6.75%, 02/15/27	486,875
250,000	Ryder System Inc., 6.30%, 07/21/03	252,812
1,675,000	Shaw Group, Zero Coupon, 05/01/21	1,063,625

		3,886,562

International (0.67%)
367,500	Naples, City of, Italy, 7.52%, 07/15/06	394,603

Utilities (7.92%)
1,000,000	Appalachian Power, 7.85%, 11/01/04	1,078,750
1,000,000	Central Louisiana Electric, 6.95%, 06/21/06	1,092,500
1,000,000	Consolidated Natural Gas, 7.25%, 10/01/04	1,077,500
200,000	Entergy New Orleans, 7.00%, 07/15/08	200,250
50,000	Florida Power Corp., 6.00%, 07/01/03	50,562
711,562	NRG Northeast Generating, 8.07%, 12/15/04***	668,869
500,000	West Penn Power, 6.38%, 06/01/04	486,250

		4,654,681

	Total Corporate Bonds	18,757,807

Common Stocks (0.25%)
Industrial Goods and Services (0.25%)
1,082	Comdisco Holding Company Inc.*	145,691

Mutual Funds (2.46%)
1,447,164	Government Assets Fund T Shares, 0.63%**	1,447,164

	Total Investments in Securities (100.19%) (Cost $60,775,982)	$58,855,484
	Other Assets and Liabilities (-0.19%)	(109,837)

	Net Assets (100.00%)	$58,745,647

*	Represents non-income producing securities.

**	Rate shown is as of March 31, 2003.

***	Defaulted security.
See notes to financial statements.

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

The Bond Fund

The Bond Fund lagged its benchmark last year. Typically an improving economy leads to higher long-term rates, but that did not happen last year as the economy and the financial markets diverged. The Fund’s duration was shorter than the benchmark, which hindered performance. The Fund was also overweighted in corporate bonds, particularly lower investment grade securities which also hampered performance.

Due to the backdrop of war in Iraq and the resulting investor angst, the bond market remains in overvalued territory. Bond yields are too low relative to inflation and relative to the massive stimulative forces aimed at the economy. In our view, duration is the biggest risk in the bond market. We have positioned the Fund with a shorter duration than its benchmark, making it less exposed to price declines when rates begin to rise.

The portfolio is particularly underweighted to the five-year portion of the yield curve, as this point on the curve is the most vulnerable. Five-year yields are below nominal GDP, which is not sustainable for any length of time.

The Fund remains underweighted in Treasuries and agencies, as these sectors are the most overvalued. Investors’ aversion to risk is starting to dissipate, and corporate bonds have outperformed other sectors. We remain overweighted to this sector since corporations continue to reduce debt and profits are improving. The Fund is currently underweighted to mortgage-backed securities, but this allocation may be increased as the current refinancing wave peaks.

While we did not capture all of the gains provided by the bond market last year, we are focused on preserving capital when interest rates begin to rise. We want to minimize negative price movements when interest rates do eventually begin to normalize relative to inflation and economic growth.

For the year ended March 31, 2003, the Fund provided a total return of 4.46 percent*. The Fund ended the period with net assets of $131.3 million.

As of March 31, 2003, approximately 42 percent of the Fund’s net assets were invested in mortgage-related securities, 41 percent in corporate bonds, 3 percent in taxable municipals, 13 percent in Treasuries and agencies, and 1 percent in cash and cash equivalents. The average maturity of these holdings was 6.98 years with an average credit quality of AA3**.

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

Value of a $10,000 Investment

	1 Year	5 Year	Since
Av	erage-A nual T	otal-Re urn	Inception
			(07/07/95)

3/31/2003	4.46%	5.83%	6.28%

*	Past performance is not predictive of future results. The value of shares in the Vintage Mutual Funds will fluctuate so that the shares, when redeemed, may be worth more or less than their original cost.

**	The composition of the Fund’s holdings is subject to change.

The performance of the Vintage Bond Fund is compared to the Lehman Brothers Aggregate Index, which represents the performance of the overall bond market. The index is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management fees. The Fund’s performance reflects the deduction of fees for these value-added services. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

VINTAGE MUTUAL FUNDS, INC.

Bond Fund

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

U.S. Treasury Bonds (8.72%)
$2,550,000	7.50%, 11/15/16	$3,349,144
2,100,000	8.13%, 08/15/19	2,930,718
2,700,000	7.13%, 02/15/23	3,478,248
500,000	6.00%, 02/15/26	572,890
800,000	8.00%, 11/15/21	1,114,840

	Total U.S. Treasury Bonds	11,445,840

U.S. Treasury Notes (3.32%)
3,000,000	7.25%, 08/15/22	3,907,020
450,000	5.75%, 08/15/03	457,785

	Total U.S. Treasury Notes	4,364,805

U.S. Government Agencies (1.16%)
1,250,000	Federal National Mortgage Assoc., 7.25%, 01/15/10	1,517,612

Mortgage-Related Securities (41.97%)
Collateralized Mortgage Obligations (8.34%)
150,294	Advanta Mortgage Loan Trust 1999-1 A4, 6.30%, 04/25/27	155,521
1,003,889	Advanta Mortgage Loan Trust 2000-1, 8.37%, 12/25/20	1,025,363
886,189	Indymac Manufactured Housing Contract Series 1998-2, Class A2, 6.17%, 12/25/11	885,329
368,097	Indymac Manufactured Housing Contract Series 1998-2, Class A4, 6.64%, 12/25/27	375,080
473,427	Mortgage Lenders Network Home Equity 1998-1, 6.76%, 08/25/29	487,601
197,863	Prudential Home Mortgage Securities, 7.15%, 03/25/24	199,861
77,565	Salomon Mortgage Sec. VII 1995-1 PO, 10.54%*, 02/25/25	70,854
1,034,028	SASC, 5.75%, 09/25/17	1,063,218
2,662,130	SASC 2001-1, 7.22%, 02/25/31	2,758,260
1,605,000	SASC, 6.93%, 01/25/30	1,681,109
500,000	Southern Pacific Secured Assets Corp 1998-1 A6, 7.08%, 03/25/28	520,170
500,000	The Money Store Home Equity Trust Series 1994-A, 6.73%, 06/15/24	499,595
658,569	The Money Store Home Equity Trust Series 1997-B, 7.27%, 07/15/38	678,939
58,282	The Money Store Home Improvement Trust Series 1997-2 Class M1, 7.17%, 02/15/20	58,598
485,739	UCFC Manufactured Housing Contract 1998-2 A2, 6.08%, 08/15/15	492,782

		10,952,280

Federal Home Loan Mrtge. Corp. Mortgage-Backed Pools (7.94%)
1,000,000	5.75%, 06/15/25	1,033,380
1,000,000	6.00%, 06/15/25	1,033,710
1,000,000	6.00%, 12/15/27	1,043,500
2,000,000	6.00%, 06/15/25	2,061,580
1,188,318	7.12%, 06/25/28	1,273,128
470,996	#G80135, 7.00%, 10/25/24	501,903
343,153	#E00436, 7.00%, 06/01/11	366,965
211,280	#555019, 7.50%, 11/01/19	226,695
467,530	#C00896, 7.50%, 12/01/29	499,032
421,446	#C00592, 7.00%, 03/01/28	444,470
683,539	#C53696, 7.00%, 06/01/31	719,965
170,025	#272596, 9.00%, 02/01/09	183,629
14,294	#C00126, 8.50%, 06/01/22	15,577
70,289	#E00548, 6.50%, 05/01/13	74,270
851,434	#19588, 6.50%, 12/01/28	888,829
55,632	#00538, 6.50%, 03/01/13	58,782

		10,425,415

Federal National Mortgage Association Mortgage-Backed Pools (9.16%)
369,881	1998-M2, 6.25%, 03/17/21	374,682
622,171	#240650, 7.50%, 07/01/21	669,953

*	Principal only represents securities that entitle holders to receive only principal payments on the underlying mortgages. The yield to maturity of principal only is sensitive to the rate of principal payments on the underlying mortgages. A slow (rapid) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The interest rate disclosed represents the yield at date of purchase.
See notes to financial statements.

VINTAGE MUTUAL FUNDS, INC.
Bond Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

Mortgage-Related Securities (Continued):
$112,409	#332748, 8.00%, 12/01/25	$122,861
113,586	#421028, 8.00%, 10/01/27	123,957
236,056	#640001, 6.07%, 10/01/31	247,177
491,319	#640002, 5.97%, 07/01/31	513,399
871,570	#323282, 7.50%, 07/01/28	931,125
171,255	#50706, 7.50%, 02/01/23	183,937
305,806	#250990, 7.50%, 07/01/27	326,702
84,868	#251286, 7.00%, 11/01/27	89,660
474,009	#251614, 7.00%, 04/01/28	500,449
727,543	#251697, 6.50%, 05/01/28	759,985
851,798	#252334, 6.50%, 02/01/29	896,356
268,419	#303971, 7.50%, 07/01/16	287,933
41,310	#313873, 7.00%, 12/01/27	43,643
478,228	#323640, 7.50%, 04/01/29	511,254
386,821	#346287, 7.00%, 05/01/26	409,137
122,407	#408827, 6.50%, 02/01/28	127,865
259,532	#430203, 7.00%, 06/01/28	274,008
632,999	#535817, 7.00%, 04/01/31	667,890
741,100	#581592, 7.00%, 06/01/31	781,512
168,778	#251813, 6.50%, 07/01/28	176,304
372,194	#448917, 6.50%, 11/01/28	388,790
557,958	#252518, 7.00%, 05/01/29	592,216
244,312	#430093, 7.00%, 06/01/28	257,940
1,694,580	#686168, 6.33%, 05/01/32	1,766,345

		12,025,080

Government National Mortgage Assoc. Mortgage-Backed Pools (7.55%)
87,269	#22231, 7.00%, 06/20/26	92,537
855,974	#22536, 7.50%, 01/20/28	910,191
3,907	#315929, 9.00%, 06/15/22	4,358
9,583	#341681, 8.50%, 01/15/23	10,560
7,452	#354189, 7.50%, 05/15/23	8,025
14,823	#359600, 7.50%, 07/15/23	15,962
381,128	#466138, 7.50%, 12/15/28	408,127
155,632	#547495, 8.00%, 04/15/31	168,566
263,027	#780601, 7.00%, 07/15/27	279,808
1,158,909	#780990, 7.50%, 12/15/28	1,241,110
99,226	#21608, 7.50%, 02/20/09	106,681
47,933	#376218, 7.50%, 08/15/25	51,514
18,491	#385300, 8.00%, 10/15/24	20,305
20,651	#410049, 8.00%, 07/15/25	22,613
128,067	#412334, 7.00%, 10/15/27	136,238
30,794	#440404, 7.50%, 04/15/27	33,004
288,730	#451459, 7.50%, 09/15/27	309,481
377,575	#451522, 7.50%, 10/15/27	404,673
282,967	#462384, 7.00%, 11/15/27	301,021
848,528	#462556, 6.50%, 02/15/28	893,704
643,516	#469699, 7.00%, 11/15/28	684,225
274,711	#486467, 7.00%, 08/15/28	292,089
721,005	#486760, 6.50%, 12/15/28	759,392
150,818	#780075, 8.00%, 03/15/25	165,663
75,878	#780213, 7.50%, 08/15/25	81,545
392,741	#780453, 7.50%, 12/15/25	421,910
606,284	#780584, 7.00%, 06/15/27	646,353
123,423	#780619, 7.00%, 08/15/12	132,784
681,960	#780717, 7.00%, 02/15/28	726,028
29,808	#412645, 8.00%, 08/15/26	32,526
66,583	#454375, 7.00%, 03/15/28	70,795
450,661	#780936, 7.50%, 12/15/28	483,753

		9,915,541

Asset Backed Securities (8.98%)
817,708	CONHE 1999-1, 6.47%, 12/25/13	869,592
500,000	Conseco Finance, 8.41%, 12/15/25	545,865
2,000,000	Conseco Finance 2000-6 A4, 6.77%, 09/01/32	2,065,400
361,022	Conseco Finance 1999-H AF3, 7.03%, 12/15/29	363,747
1,000,000	Conseco Finance, 8.15%, 02/15/31	1,080,240
380,000	Conseco Finance, 8.31%, 05/01/32	333,480
1,000,000	Ditech Home Loan, 7.24%, 06/15/29	1,064,820
249,246	DLJMA 1998-2, 6.75%, 06/19/28	263,061
1,050,000	EQABS 2000-1, 8.02%, 02/25/32	1,187,749
612,015	Green Tree Home Equity 1999-A, 6.13%, 02/15/19	624,849
421,271	Green Tree Recreational Equipment, 6.55%, 07/15/28	421,843
1,483,041	Green Tree 1996-3, 7.85%, 05/15/27	1,537,899
72,416	IMC Home Equity, 6.69%, 02/25/21	72,607
See notes to financial statements.

VINTAGE MUTUAL FUNDS, INC.
Bond Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

Mortgage-Related Securities (Continued):
$284,061	Nations Credit Grantor Trust 97-1, 6.75%, 08/15/13	$305,647
705,000	NSCOR 1999-6, 6.00%, 03/25/29	718,896
328,752	RALI 1996-QS7, 8.00%, 11/25/11	328,212

		11,783,907

	Total Mortgage-Related Securities	55,102,223

U.S. Taxable Municipal Bonds (3.12%)
1,000,000	Detroit Michigan Building Authority, 6.60%, 07/01/03	1,013,030
5,000	El Paso County, TX, 7.75%, 06/01/03	5,041
125,000	Fulton, MO Import Taxable Sinking Fund, 7.60%, 07/01/11	141,326
1,000,000	Las Vegas, NV, 7.20%, 07/01/15	1,024,480
224,500	Mille Lacs Band Of Ojibwe Indians (Grand Casino) Rev. Notes, 8.00%, 06/01/04	224,749
90,000	Prairie Du Chien, WI, Redevelopment Auth., 7.60%, 04/01/05	99,317
100,000	Prairie Du Chien, WI, Redevelopment Auth., 7.63%, 04/01/06	113,680
1,200,000	University of Southern California, 5.87%, 01/01/14	1,307,796
165,000	Washington St. HSG, 7.65%, 01/01/04	172,202

	Total U.S. Taxable Municipal Bonds	4,101,621

Corporate Bonds (40.44%)
Banking and Financial Services (4.49%)
950,000	Block Financial, 8.50%, 04/15/07	1,091,313
1,500,000	Corestates Capital, 6.63%, 03/15/05	1,631,250
250,000	GMAC, 8.88%, 06/01/10	274,063
130,000	Hubco, Inc., 7.75%, 01/15/04	135,362
165,000	Lehman Brothers MTN, 8.05%, 01/15/19	181,500
500,000	Northern Trust Co, 6.50%, 05/01/03	501,875
1,500,000	Paine Webber Group Inc, 6.45%, 12/01/03	1,552,500
500,000	Washington Mutual, 6.50%, 06/25/32	526,270

		5,894,133

Consumer Goods and Services (15.06%)
300,000	Alberto-Culver, 6.38%, 06/15/28	321,375
128,377	Continental Airlines, 7.08%, 11/01/04	73,616
806,250	Continental Airlines, 7.15%, 06/30/05	493,481
1,626,864	Continental Airlines, 7.46%, 04/01/13	896,809
1,000,000	Delta Airlines, 7.11%, 09/18/11	931,510
1,000,000	Delta Airlines, 10.00%, 06/18/13	510,000
1,865,000	J.C. Penney, 7.38%, 08/15/08	1,883,650
545,000	J.C. Penney, 7.40%, 04/01/37	555,900
1,150,000	K-Mart Corp, 12.50%, 03/01/05****	189,750
1,000,000	MCI Communications, 8.25%, 01/20/23****	610,000
2,416,168	Northwest Airlines, 7.07%, 01/02/16	1,876,976
975,000	Northwest Airlines, 6.84%, 04/01/11	895,303
1,000,000	Northwestern Public Services, 7.10%, 08/01/05	978,750
3,600,000	Olsten Corp, 7.00%, 03/15/06	3,915,000
1,800,000	Omnicare, 5.00%, 12/01/07	1,797,750
2,609,000	Reebok International, 6.75%, 09/15/05	2,759,018
585,000	SuperValu, 8.88%, 11/15/22	613,519
1,100,000	Worldcom, 7.50%, 05/15/11****	294,250
675,000	Worldcom, 7.75%, 04/01/07****	180,562

		19,777,219

Healthcare (0.25%)
2,650,000	Healthsouth Corp, cvt., 3.25%, 04/01/03****	331,250

Government Agency (0.63%)
700,000	Quebec Province, 6.19%, 03/10/26	830,375

**** Defaulted security.
See notes to financial statements.

VINTAGE MUTUAL FUNDS, INC.
Bond Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

Corporate Bonds (Continued)
Industrial Goods and Services (12.13%)
$1,100,000	Analog Devices, 4.75%, 10/01/05	$1,111,000
40,751	Comdisco PIK Note, 11.00%, 08/12/05	40,750
2,500,000	Geon Company, 6.88%, 12/15/05	2,075,000
2,000,000	Halliburton, 6.75%, 02/01/27	2,100,000
2,110,000	Ikon Office, 6.75%, 11/01/04	2,091,538
277,000	IMC Global, 9.45%, 12/15/11	278,385
500,000	John Deere, 8.63%, 08/01/19	538,750
5,050,000	Shaw Group, Zero Coupon, 05/01/21	3,206,750
3,103,000	Teck Corp, cvt., 3.75%, 07/15/06	2,726,761
1,890,000	Thermo Electron, 3.25%, 11/01/07	1,755,338

		15,924,272

International (0.33%)
175,000	Naples, City of, Italy, 7.52%, 07/15/06	187,906
185,000	Nova Scotia, 8.25%, 11/15/19	246,281

		434,187

Real Estate (1.49%)
1,550,000	Nationwide Health Properties, 7.23%, 11/08/06	1,679,813
10,000	Realty Income Sr. Notes, 8.25%, 11/15/08	276,000

		1,955,813

Utilities (6.06%)
500,000	Boise Cascade, 7.05%, 05/15/05	517,500
1,750,000	El Paso Electric, 9.40%, 05/01/11	1,949,063
975,000	El Paso Natural Gas, 8.63%, 01/15/22	906,750
1,000,000	Monongahela Power, 5.00%, 10/01/06	970,000
1,000,000	Northwest Pipeline, 9.00%, 08/01/22	792,500
1,976,562	NRG Northeast Generating, 8.07%, 12/15/04	1,857,968
1,000,000	Transcontinental Gas Pipeline, 6.25%, 01/15/08	955,000

		7,948,781

	Total Corporate Bonds	53,096,030

Common Stocks (0.11%)
Industrial Goods and Services (0.11%)
1,082	Comdisco Holding Company Inc.***	145,691

Mutual Funds (0.57%)
742,468	Government Assets Fund T Shares, 0.63%**	742,468

		742,468

	Total Investments in Securities (99.41%) (Cost $131,989,665)	$130,516,290
	Other Assets and Liabilities (0.59%)	779,697

	Net Assets (100.00%)	$131,295,987

**	Rate shown is as of March 31, 2003.
***	Represents non-income producing securities.
See notes to financial statements.

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

The Municipal Bond Fund

Municipals had a great year in 2002 and first quarter of 2003 as investors shifted toward less risky assets. As Treasury yields declined throughout most of the year, municipal yields followed close behind. Weaker economic data and concerns about geo-political events pushed rates to new lows in the first quarter which helped prolong the bull run in bonds. However, with a strong monetary and fiscal stimulus package in place and corporations beginning to see better opportunities, municipal bonds may be near their bottom in yield. The tax legislation proposed by the Bush Administration has potential implications on the performance of municipal securities over time; however, it is still too soon to determine the full impact of their proposal.

We are posturing the portfolio for a potential rise in rates in 2003. We are focused on higher quality issuers as state and local budgets continue to be strained as tax proceeds diminish. We have leaned toward higher coupon securities to provide better reinvestment opportunities as rates rise, helping boost performance in a rising rate environment.

We continue to strive to meet the funds objective of generating current income that is tax-exempt from federal income taxes, consistent with the preservation of capital.

A portion of income may be subject to some state and/or local taxes and for certain investors, a portion may be subject to the federal alternative minimum tax.

For the year ended March 31, 2003, the Fund provided a total return of 9.06 percent*. The Fund ended the period with net assets of $47.2 million.

As of March 31, 2003, the portfolio was widely diversified with holdings in a wide cross-section of states. The average maturity of these holdings was 6.46 years with an average credit quality of AA1**.

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

Value of a $10,000 Investment

Average Annual Total Return

	1 Year	5 Year	10 Year

3/31/03	9.06%	4.93%	5.11%

*	Past performance is not predictive of future results. The value of shares in the Vintage Mutual Funds will fluctuate so that the shares, when redeemed, may be worth more or less than their original cost.

**	The composition of the Fund’s holdings is subject to change.

The performance of the Vintage Municipal Bond Fund is measured against the Merrill Lynch Intermediate Municipal Bond Index, an unmanaged index generally representative of the performance of municipal bonds with maturities of 1-20 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees. The Fund’s performance reflects the deduction of fees for these value-added services. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

VINTAGE MUTUAL FUNDS, INC.

Municipal Bond Fund

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

Municipal Bonds (86.94%)
Arizona (2.42%)
$1,000,000	Arizona State, 5.50%, 05/01/10	$1,140,840

Florida (2.32%)
500,000	Jacksonville, FL Water & Sewer, 5.00%, 10/01/20	554,485
500,000	State of Florida Board of Education, 5.13%, 06/01/05	538,790

		1,093,275

Georgia (2.56%)
1,000,000	Fulton County, GA, 6.38%, 05/01/11	1,207,350

Hawaii (2.35%)
1,000,000	Honolulu, HI, 5.00%, 10/01/13	1,107,670

Illinois (21.76%)
1,000,000	Chicago, IL, 5.38%, 01/01/13	1,112,740
1,000,000	Cook County, IL Series B, 4.90%, 11/15/10	1,096,420
1,000,000	Illinois — Depaul University, 5.00%, 10/01/11	1,104,160
465,000	Illinois Housing Development Authority Single Family, 6.50%, 02/01/09	483,284
750,000	Illinois State, 5.38%, 10/01/13	854,977
1,000,000	Illinois State Sales Tax Revenue, 5.00%, 06/15/09	1,114,170
1,000,000	Illinois State Toll Highway Authority Revenue, 5.50%, 01/01/14	1,141,230
1,000,000	Macon County And Decatur Illinois Ctf Partn, 6.50%, 01/01/04	1,039,660
1,000,000	Southern Illinois University, 5.00%, 04/01/10	1,106,470
1,000,000	Will County, IL School District 122, 6.50%, 11/01/17	1,213,100

		10,266,211

Indiana (10.30%)
450,000	Allen County, IN, 5.75%, 10/01/11	520,286
1,000,000	Evansville, IN Building Authority, 5.30%, 08/01/08	1,123,540
1,000,000	Indianapolis, IN Public Transportation, 6.00%, 07/01/10	1,032,220
1,000,000	Indiana Municipal Power Agency, 5.25%, 01/01/12	1,116,490
1,000,000	Kokomo-Center, IN School Building Corp., 6.75%, 07/15/04	1,069,100

		4,861,636

Iowa (1.07%)
500,000	Lansing, IA, 4.30%, 11/01/08	505,430

Maine (1.80%)
750,000	Maine Mun Bd Bk, 5.25%, 11/01/08	851,820

Michigan (3.52%)
500,000	Michigan State Bldg, 5.05%, 10/15/14	545,930
1,000,000	Wayne State University, 5.38%, 11/15/13	1,116,160

		1,662,090

Minnesota (1.76%)
750,000	Moorhead, MN, Independent School District #152, 5.00%, 04/01/12 When-issued	832,237

New Jersey (1.15%)
500,000	New Jersey Wastewater Treatment Trust Series A, 4.80%, 09/01/06	544,760

Oklahoma (1.64%)
725,000	Tulsa County, OK, 4.00%, 05/01/06	772,553

Pennsylvania (1.77%)
750,000	Pennsylvania State, 5.00%, 02/01/08	833,392

Tennessee (3.58%)
1,000,000	Johnson City, TN, 5.50%, 07/01/12	1,135,660
500,000	Memphis, TN, 5.00%, 11/01/14	553,805

		1,689,465

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.
Municipal Bond Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Par Value	Description	Value

Municipal Bonds (Continued):
Texas (11.11%)
$1,000,000	Pharr-San Juan-Alamo, TX. Independent School District, 5.25%, 02/01/08	$1,093,760
900,000	Sam Rayburn Texas Municipal, 6.00%, 09/01/10	1,038,636
1,000,000	San Antonio Electric and Gas, TX, 5.00%, 02/01/12	1,096,990
1,000,000	San Antonio, TX, 6.00%, 08/01/08	1,165,710
750,000	Texas State Water Financial Assistance, 5.25%, 08/01/10 When-issued	847,035

		5,242,131

Utah (1.14%)
500,000	Salt Lake County, UT, 5.50% 12/15/04	535,800

Virginia (2.42%)
1,000,000	Virginia Beach, VA, 5.40%, 09/01/09	1,141,620

Washington (9.65%)
1,000,000	Benton County, WA, Public Utility, 5.45%, 11/01/08	1,118,240
1,000,000	King County, WA School District #415, 5.50%, 06/01/12	1,142,310
1,000,000	Pierce County, WA, School District #001, 6.00%, 12/01/10	1,179,440
1,000,000	Washington State, 5.00%, 09/01/09	1,114,070

		4,554,060

Wisconsin (4.62%)
1,000,000	Wisconsin State Government Obligation, 5.00%, 05/01/11	1,081,690
1,000,000	Wisconsin State Series A, 5.00%, 05/01/09	1,099,020

		2,180,710

	Total Municipal Bonds	41,023,050

Alternative Minimum Tax Paper (9.72%)
1,000,000	Alaska Student Loan, 5.63%, 07/01/07	1,053,300
500,000	Austin, TX, Airport Revenue, 5.50%, 11/15/06	549,555
500,000	Iowa Student Loan, 5.75%, 12/01/06	511,195
1,000,000	Iowa Student Loan Liquidity Corp. Series C, 5.10%, 06/01/09	1,074,060
290,000	Massachusetts Education Loan Authority, 5.60%, 07/01/06	303,221
15,000	New Mexico Educational Assistance, 5.75%, 08/01/07	15,655
1,000,000	Utah Bd Regents, 5.20%, 05/01/08	1,079,760

	Total Alternative Minimum Tax Paper	4,586,746

Mutual Funds (2.07%)
976,091	Municipal Assets I Shares, 0.47%**	976,091

		976,091

	Total Investments in Securities (98.73%) (Cost $43,255,630)	$46,585,887
	Other Assets and Liabilities (1.27%)	601,175

	Net Assets (100.00%)	$47,187,062

**	Rate shown is as of March 31, 2003.

See notes to financial statements.

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

The Vintage Equity Funds

The last several years have been extraordinarily challenging for stock investors. The stock market has experienced one of the worst bear markets since the Great Depression. Seemingly unending bad news has buffeted stocks lower and lower with little relief in sight. While the stock market suffered negative returns yet again during the last twelve months, signs are beginning to appear that the worst of the downturn for stock prices may be drawing to a close. The S&P 500 even managed to generate a positive return of 5.01 percent for the half-period ended March 31, 2003.

Although the S&P 500 ended 2002 with a lower close for the third year in a row, the only other time that occurred was during the period 1939-1941. Can the stock market be down four years in a row? While anything is possible, the odds of such an event look to be low. Only once in its entire 107-year history has the Dow Jones Industrial Average been down four years in a row. That was during the Great Depression years of 1929- 1932. Additionally, an optimistic observation is that stocks historically have generally produced strong returns following multiple down years.

After three years of losses, the S&P 500 is now back to around an 8 percent annualized growth rate since 1990. Had the stock market advanced at an even 8 percent since 1990 it would be at a level roughly where it is today! The good news is the bubble in stock prices that developed during the late 1990s has been deflated, hopefully setting the stage for positive stock returns going forward.

2002, like 2001, was another year of crisis. The corporate accounting scandals certainly provided the major financial crisis for 2002. Typically, however, major stock market bottoms have coincided with financial crises, which trigger panic selling. However, the crises usually trigger corrective policy responses from government and business leaders, which ultimately create buying opportunities for stocks. A positive development is that the SEC and Congress have already responded with tougher regulation and legislation designed to curb corporate malfeasance. A look at net equity fund flows minus net bond fund flows reveals that investors piled into stocks during the market top in 1999/2000 only to run hard for the exits during the summer of 2002. From a contrarian perspective, this is an indication that the worst of the bear market may have already occurred.

Encouragingly, stocks now appear to be in a solid bottoming process that began last July. Since then, the stock market has been locked in a sideways trading range. The S&P 500, for example, has been bounded by approximately 800 on the lower end and 950 on the upper end of this trading range. Stocks have tested the low end of this range three times, the first being last July, then again last October and most recently in early March. It is heartening that stocks have successfully retested the low end of this range three times because it suggests that those who wanted out of the stock market are largely out. Trading volume has also been lighter on each retest of the lows, suggesting a growing unwillingness on the part of investors to sell aggressively. An unwillingness to sell is the first step towards a willingness to buy. With the recent Iraq war rally bounce that began on March 13, the S&P 500 has pierced its 200-day moving average. If the S&P 500 can sustainably hold above its 200-day moving average, this would signal a major directional trend change in stock prices. A stronger economic recovery and a greater confidence in the rebound in corporate profits will likely be needed to move the S&P 500 sustainably above its 200-day moving average.

Another positive sign is that, even though geopolitical risks are still lurking, equity market fears are showing signs of receding. Perhaps investors are sensing the worst of the corporate accounting scandals and abuses on Wall Street are winding down and that geopolitical risks are becoming less intense. Another bullish sign is junk bond yields have

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

dropped precipitously during the last several months, suggesting that the bond market, like the equity market, is also becoming less risk averse.

The first ray of light finally appeared at the end of the long bear market tunnel during the fourth quarter of 2002. The S&P 500 advanced 8.43 percent during the quarter. Stock prices perked up in early October as the third quarter earnings season drew to a close without a major negative event. The belief that company fundamentals and expectations were in the process of bottoming also helped to lift stocks higher.

Surprisingly, the beaten down telecommunications and technology sectors led the fourth quarter rally with strong returns of 37.5 percent and 22.3 percent, respectively. Investors were once again willing to assume more risk and poured money into deeply depressed telecom and tech stocks. Helped by a surge in gold prices and a continuing rise in raw industrial commodity prices, the materials sector also had a strong quarter with a gain of 12.8 percent. The consumer staples, consumer discretionary and utilities sectors lagged the market with returns of 1.1 percent, 2.1 percent and 4.8 percent, respectively.

However, the ray of light that appeared in the fourth quarter of 2002 was quickly consumed by the shadow of the bear in the first quarter of 2003. Hope quickly turned to fear in the first quarter of the year, and once again the stock market tested the July/October 2002 lows. The impending Iraq conflict dominated market sentiment for the first two months of the quarter during this testing period.

Indeed, the first quarter of 2003 was not an optimal environment for strong equity performance as the S&P 500 declined 3.15 percent. Geopolitical concerns, high energy prices, poor weather, and signs of slower economic growth combined to take their toll on investor sentiment. The longer the war uncertainty lingered the greater the risk became that high oil prices and eroding consumer and business confidence would cause the economy to suffer a prolonged setback. On the flip side, it is likely that much of the slowdown in the economy during the quarter was the result of the uncertainty of war times, which should be relatively temporary.

The onset of the Iraq war in March triggered a sharp rally in equity prices, resulting in a successful test of the July/October 2002 lows. Large cap and growth stocks performed the best during the Iraq war-related rally, outperforming small caps and value during the first quarter. The valuation advantage for small cap stocks has closed during the last several years as small caps have outperformed large caps. However, it looks as if the tables have turned in favor of large caps. Below-average nominal economic growth, a lower U.S. dollar, and a continued low inflationary environment favor large caps over small caps going forward. Gauging the relative performance of growth versus value stocks is a challenge, and although growth surged to a 4-5 percent advantage over its value brethren in each of the capitalization ranges during the first quarter, this does not yet make a trend. Style performance in the future will be influenced by the resolution of many uncertainties, such as the direction of energy prices, the rate of economic acceleration or deceleration, consumer sentiment, business sentiment, the rate of inventory rebuilding and the slope of the yield curve.

Meanwhile, a recovery in corporate earnings has continued to unfold. 2002 ended with earnings gains following steep double-digit earnings declines in 2001. The earnings recovery has helped put a floor under stock prices. While the rebound in corporate profits has made progress, the strength of the rebound continues to be met with skepticism by investors. Due to the recent combination of poor weather and war fears, corporate managements have been reluctant to provide much, if any, earnings visibility for the next several quarters. This has not helped investors’ confidence in earnings estimates. Many strategists have been worried that analysts’ earnings estimates are too optimistic for the second

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

half of 2003 and will need to be reduced as the year progresses. It will be difficult for the stock market to break out to new highs if the conviction in earnings estimates remains tentative.

Importantly, however, oil prices declined sharply at the end of March with the onset of the war in Iraq. Lower oil prices, if sustained, should help improve corporate profitability going forward. Additionally, inventories, capital spending and annual bank loan growth are in rising trends, which suggests the current recovery in corporate profits is still on track. Additionally, raw industrial commodity prices, which are positively correlated with corporate profits, continue to advance steadily higher. This is an encouraging sign and suggests that further corporate earnings gains lie ahead. Earnings gains for 2003 are likely to be in the upper single digits to low double digits. A sustained profits rebound will ultimately lead to higher business confidence, higher capital spending and a rebuilding of inventories. This, in turn, would lead to higher employment and rising consumer confidence and a stronger economic recovery. Corporate profits should continue to improve gradually as the economic recovery gains strength in the second half of 2003.

The next test for the stock market is whether the economy can achieve a faster pace of recovery now that the risks in Iraq are beginning to recede. Will investors return their focus to President Bush’s domestic agenda for reviving the economy, or will they be more worried about what the next geopolitical or terrorist threat may be? The recent military victory in Iraq is encouraging, and investors will be watching closely to determine if businesses and consumers gain confidence as war risks diminish. The recent softness in the economy was most likely caused by a combination of Iraq war fears and the terrible weather in February. To the extent that the negative impact of both of these events proves to be transitory, a more favorable period for the economy may soon emerge. This should result in better stock market performance in the months ahead.

The bottom line is that stocks appear poised to have a better chance of achieving positive returns in 2003. With technical indicators flashing oversold levels and many investors bailing out of stocks last summer, a successful bottom appears to have been established by the stock market. The corporate earnings recovery continues to unfold, although a faster pace of economic recovery would provide a higher level of confidence in earnings expectations. Most importantly, though, aggregate earnings growth should be positive in 2003, providing a tailwind for stocks. While the ride will certainly have bumps along the way, returns for the stock market of upper single digits to low double digits appear reasonable in 2003.

The Vintage Balanced Fund

Economic and geopolitical uncertainty caused investors to flock to bonds during 2002, causing the price of Treasuries and other high-quality bonds to rise significantly as yields declined to historic lows. Short-term rates were well below the rate of inflation and long-term rates were extremely low relative to the underlying trend in inflation. Both the Federal Reserve and the federal government have set monetary and fiscal policy at extremely accommodative levels to reinvigorate the economy. The fixed income portion of the Balanced Fund was positioned to benefit from rising interest rates and stronger economic growth. The Fund’s duration was shorter than its benchmark. The Fund was underweight Treasuries and overweight corporate bonds.

Stocks have been dramatically revalued relative to bonds during the last several years. Returns for stocks now look more attractive than bonds going forward. As a result, the Fund is overweight stocks versus bonds. The recent weakness in the economy and the stock market due to the Iraq war should prove to be temporary. Economic and market conditions should regain strength as Iraq war uncertainties are resolved. Confidence in profit margins and earnings growth should improve

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

gradually as the economy regains traction in the second half of the year due to strong monetary and fiscal stimulus policies. The equity portion of the Fund is modestly positioned to benefit from a strengthening economic recovery.

For the year ended March 31, 2003, the Fund experienced a total return of -18.88 percent*. The Fund ended the period with net assets of $37.0 million.

As of March 31, 2003, approximately 29 percent of the Fund’s net assets were invested in fixed income securities and 68 percent in stocks. The top five equity holdings in the equity portfolio were: Medtronic (2.56 percent of the Fund’s net assets), Amgen (2.49 percent), Microsoft (2.49 percent) IBM (2.42 percent), and Pfizer (2.32 percent). The fixed income portion of the portfolio was invested in a variety of Treasuries and agencies, corporate bonds, taxable municipal bonds, and mortgage-related securities. The average credit quality was AA2**.

Average Annual Total Return

	1 Year	5 Year	10 Year

3/31/03	-18.88%	-2.31%	5.25%

*	Past performance is not predictive of future results. The value of shares in the Vintage Mutual Funds will fluctuate so that the shares, when redeemed, may be worth more or less than their original cost.

**	The composition of the Fund’s holdings is subject to change.

The performance of the Vintage Balanced Fund is measured against a composite of the S&P 500 Index, an unmanaged index generally representative of the performance of the U.S. stock market, and the Lehman Brothers Intermediate Government/Corporate Bond Index, an unmanaged index generally considered to be representative of the performance of government and corporate bonds with maturities of 1-10 years. In the composite, each index is given a 50% weighting. The two indices do not reflect the deduction of expenses associated with a mutual fund, such as investment management fees. The Fund’s performance reflects the deduction of fees for these value-added services. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

VINTAGE MUTUAL FUNDS, INC.

Balanced Fund

Schedule of Portfolio Investments

March 31, 2003

Shares/
Par
Value	Description	Value

US Treasury Bonds (2.29%)
$500,000	6.25%, 08/15/23	$587,695
200,000	7.13%, 02/15/23	257,648

	Total U.S. Treasury Bonds	845,343

U.S. Treasury Notes (1.09%)
400,000	1.75%, 12/31/04	402,296

U.S. Government Agency (3.15%)
500,000	Federal Home Loan Mortgage Corp., 5.75%, 01/15/12	560,000
500,000	Federal National Mortgage Assoc, 7.25%, 01/15/10	607,045

		1,167,045

Mortgage Related Securities (9.76%)
Collateralized Mortgage Obligations (1.02%)
234,814	ABN AMRO Mortgage Corp., 6.00%, 01/25/32	236,658
84,727	Federal Home Loan Mortgage Corp, Series 1610 Class PM, 6.25%, 04/15/22	88,793
7,847	Federal National Mortgage Assoc, 1992-46 Class J, 5.00%, 01/25/07	7,860
47,296	Salomon Bros. Mortgage Sec. VII, 1995-1 Class PO, 10.54%***, 02/25/25	43,204

		376,515

Federal Home Loan Mortgage Corp. Mortgage-Backed Pools (2.30%)
93,506	#C00896, 7.50%, 12/01/29	99,806
105,362	#C00592, 7.00%, 03/01/28	111,117
176,445	#E20252, 7.00%, 07/01/11	188,688
219,437	#17281, 6.50%, 11/01/28	229,075
212,859	#19588, 6.50%, 12/01/28	222,207

		850,893

Federal National Mortgage Assoc. Mortgage-Backed Pools (2.72%)
181,886	#251697, 6.50%, 05/01/28	189,996
283,933	#252334, 6.50%, 02/01/29	298,785
220,831	#428865, 7.00%, 06/01/28	233,149
110,716	#430203, 7.00%, 06/01/28	116,892
155,944	#323640, 7.50%, 04/01/29	166,713

		1,005,535

Government National Mortgage Assoc. Mortgage-Backed Pools (3.57%)
94,394	#451522, 7.50%, 10/15/27	101,168
180,251	#486760, 6.50%, 12/15/28	189,848
72,616	#780075, 8.00%, 03/15/25	79,764
168,317	#780453, 7.50%, 12/15/25	180,818
61,711	#780619, 7.00%, 08/15/12	66,392
160,879	#469699, 7.00%, 11/15/28	171,056
137,355	#486467, 7.00%, 08/15/28	146,044
212,132	#462556, 6.50%, 02/15/28	223,426
151,572	#780584, 7.00%, 06/15/27	161,590

		1,320,106

Asset Backed Securities (0.15%)
54,510	Green Tree Recreational Equipment, 6.55%, 07/15/28	54,584

	Total Mortgage-Related Securities	3,607,633

U.S. Taxable Municipal Bonds (1.83%)
195,000	Fulton, MO Golf Course, 7.60%, 07/01/11	220,469
52,663	Mille Lacs Band Of Ojibwe Indians, 8.00%, 06/01/04	52,721
75,000	New Orleans, LA Hsg. Dev., 8.00%, 12/01/03	76,443
300,000	University of Southern California, 5.87%, 01/01/14	326,949

	Total U.S. Taxable Municipal Bonds	676,582

***	Principal only represents securities that entitle holders to receive only principal payments on the underlying mortgages. The yield to maturity of principal only is sensitive to the rate of principal payments on the underlying mortgages. A slow (rapid) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The interest rate disclosed represents the yield at date of purchase.
See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.
Balanced Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Shares/
Par
Value	Description	Value

Corporate Bonds (11.02%)
Banking and Financial Services (2.75%)
$250,000	Bear Stearns, 5.70%, 11/15/14	$264,063
460,000	Hubco, Inc, 7.75%, 01/15/04	478,975
250,000	Lehman Bros. MTN, 8.05%, 01/15/19	275,000

		1,018,038

Government Agency (0.96%)
300,000	Quebec Province, 6.19%, 03/10/26	355,875

Healthcare (0.19%)
550,000	Healthsouth Corp, cvt., 3.25%, 04/01/03***	68,750

Industrial Goods and Services (5.55%)
500,000	Cummins Engine, 6.75%, 02/15/27	486,875
500,000	Ikon Office, 6.75%, 11/01/04	495,625
500,000	Olsten Corp, 7.00%, 03/15/06	543,750
600,000	Teck Corp, cvt., 3.75%, 07/15/06	527,250

		2,053,500

International (0.54%)
150,000	Nova Scotia, 8.25%, 11/15/19	199,688

Real Estate (1.03%)
350,000	Nationwide Health Properties, 7.23%, 11/08/06	379,313

	Total Corporate Bonds	4,075,164

Common Stocks (68.26%)
Banking (1.45%)
8,000	Bank of America	534,720

Biotechnology (2.49%)
16,000	Amgen*	920,800

Business Services (2.06%)
10,000	American Express	332,300
15,650	Paychex	429,906

		762,206

Chemicals (2.63%)
12,000	Dow Chemical	331,320
16,500	Du Pont	641,190

		972,510

Computer Hardware (4.34%)
55,000	Cisco Systems*	709,500
11,400	IBM	894,102

		1,603,602

Computer-Software & Peripherals (3.95%)
38,000	Microsoft	919,980
50,000	Oracle*	542,000

		1,461,980

Consumer Goods & Services (1.23%)
10,000	Kimberly-Clark	454,600

Data Processing (1.14%)
13,400	Fiserv*	421,832

Electric Utility (1.27%)
18,500	Wisconsin Energy	469,900

Electrical & Electronic (1.59%)
23,000	General Electric	586,500

Entertainment (1.48%)
15,000	Viacom Class B*	547,800

Financial Services (3.41%)
15,000	Federal Home Loan Mortgage Corp.	796,500
18,200	PMI Group	465,010

		1,261,510

Healthcare (1.51%)
11,500	Zimmer Holdings*	559,245

Index Shares (2.04%)
12,000	I Shares S&P Growth	755,400

Industrial Goods & Services (2.19%)
14,000	United Technologies	808,920

*	Represents non-income producing securities.

***	Defaulted security.

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.
Balanced Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Shares/
Par
Value	Description	Value

Common Stocks (Continued):
Insurance (4.03%)
15,500	American International Group	$766,475
17,000	March & McLennan	724,710

		1,491,185

Leisure (1.34%)
12,500	Harley Davidson	496,375

Medical Equipment & Supplies (3.82%)
10,300	Henry Schein*	464,530
21,000	Medtronic	947,520

		1,412,050

Medical — Hospital Management and Services (1.20%)
8,000	Express Scripts*	445,440

Oil & Gas Exploration Products & Services (5.19%)
20,000	Exxon Mobile	699,000
14,250	Royal Dutch Petroleum	580,688
16,800	Schlumberger	638,568

		1,918,256

Paper Products (1.42%)
24,000	Boise Cascade	524,400

Pharmaceuticals (5.29%)
9,150	Barr Laboratories*	521,550
10,000	Johnson & Johnson	578,700
27,500	Pfizer	856,900

		1,957,150

Restaurants (1.67%)
20,225	Brinker International*	616,863

Retail — General Merchandise (2.94%)
10,000	Kohl’s*	565,800
10,000	Walmart	520,300

		1,086,100

Retail — Specialty Stores (3.80%)
17,000	CVS Corp.	405,450
29,000	Staples*	531,570
15,900	Walgreen Company	468,732

		1,405,752

Semiconductors (2.07%)
47,000	Intel	765,160

Technology (2.71%)
10,000	Danaher	657,600
21,000	Texas Instruments	343,770

		1,001,370

	Total Common Stocks	25,241,626

Mutual Funds (2.51%)
927,900	Government Assets Fund T Shares, 0.63%**	927,900

	Total Investments in Securities (99.91%) (Cost $38,302,278)	$36,943,589

	Other Assets and Liabilities (0.09%)	33,927

	Net Assets (100.00%)	$36,977,516

*	Represents non-income producing securities.

**	Rate shown is as of March 31, 2003.
See notes to financial statements.

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

The Vintage Equity Fund

Although the stock market declined from mid-January to early March as fears of impending war with Iraq escalated, it was encouraging to observe that stocks did not violate the 2002 lows of last July and October. This is a positive indication that the bottoming process began last July is still intact. The intense selling that occurred during the market lows of last July and October may have removed the most panic-stricken investors from the market. As stocks dropped during the first quarter, the market’s level of fear never reached the high levels seen at the July or October stock market lows of last year. This may pave the way for the additional base building that is most likely needed to provide the foundation for a more sustainable advance in stock prices.

In the current environment of a bottoming in stock prices combined with lingering risks, a broadly diversified portfolio with only modest sector bets relative to the S&P 500 is appropriate. While the Fund’s sector strategy favors a small cyclical tilt, in a low nominal economic growth environment stock picking becomes more important than sector strategy. Only the best companies that offer sound execution and robust business models can prosper in a low nominal growth environment characterized by limited pricing power. The Fund will continue to focus on high quality companies that possess strong balance sheets, promising fundamentals and reasonable valuations.

The strength of the economic recovery and geopolitical risks will continue to be monitored closely. If geopolitical risks recede and the economic outlook sustainably improves, the Fund will be ready to increase cyclical exposure.

For the year ended March 31, 2003, Equity Fund “S” Shares experienced a total return of -29.31 percent.*

As of March 31, 2003, the portfolio was fully invested and widely diversified. The top five holdings were: Medtronic (3.78 percent of the Fund’s net assets), Pfizer (3.57 percent), IBM (3.56 percent), Microsoft (3.46 percent) and United Techologies (3.33 percent).**

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

Value of a $10,000 Investment

Average Annual Total Return
	1 Year	5 Year	10 Year

3/31/03(S)	-29.31%	-6.37%	6.47%
3/31/03(T)	-29.14%	-6.17%	6.59%

*	Past performance is not predictive of future results. The value of shares in the Vintage Mutual Funds will fluctuate so that the shares, when redeemed, may be worth more or less than their original cost.

**	The composition of the Fund’s holdings is subject to change.

The performance of the Vintage Equity Fund is measured against the S&P 500 Index, an unmanaged index generally representative of the performance of the U.S. stock market. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees. The Fund’s performance reflects the deduction of fees for these value-added services. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

VINTAGE MUTUAL FUNDS, Inc.

Equity Fund

Schedule of Portfolio Investments

March 31, 2003

Shares	Description	Value

Common Stocks (93.07%)
Banking (1.09%)
33,000	Bank of America	$2,205,720

Biotechnology (3.29%)
116,000	Amgen*	6,675,800

Business Services (2.60%)
60,000	American Express	1,993,800
119,000	Paychex	3,268,930

		5,262,730

Chemicals (3.44%)
87,000	Dow Chemical	2,402,070
117,500	Du Pont	4,566,050

		6,968,120

Computer Hardware (6.74%)
500,000	Cisco Systems*	6,450,000
92,000	IBM	7,215,560

		13,665,560

Computer — Software and Peripherals (5.07%)
290,000	Microsoft	7,020,900
300,000	Oracle*	3,252,000

		10,272,900

Consumer Goods & Services (2.24%)
100,000	Kimberly-Clark	4,546,000

Data Processing (1.66%)
107,000	Fiserv*	3,368,360

Diversified (3.33%)
117,000	United Technologies	6,760,260

Electric Utility (1.88%)
150,000	Wisconsin Energy	3,810,000

Electrical & Electronic (2.33%)
185,000	General Electric	4,717,500

Entertainment (2.52%)
140,000	Viacom Class B*	5,112,800

Financial Services (4.34%)
80,000	Fannie Mae	5,228,000
31,000	Federal Home Loan Mortgage Corp.	1,646,100
75,000	PMI Group	1,916,250

		8,790,350

Healthcare (2.40%)
100,000	Zimmer Holdings*	4,863,000

Index Shares (2.33%)
75,000	I Shares S&P Growth	4,721,250

Insurance (6.09%)
130,000	American International Group	6,428,500
139,000	Marsh & McLennan	5,925,570

		12,354,070

Leisure (2.06%)
105,000	Harley Davidson	4,169,550

Medical Equipment & Supplies (5.67%)
85,000	Henry Schein*	3,833,500
170,000	Medtronic	7,670,400

		11,503,900

Medical — Hospital Management and Services (1.69%)
61,500	Express Scripts*	3,424,320

Oil & Gas Exploration Products & Services (7.14%)
150,000	Exxon Mobile	5,242,500
110,000	Royal Dutch Petroleum	4,482,500
125,000	Schlumberger	4,751,250

		14,476,250

Paper Products (1.57%)
146,000	Boise Cascade	3,190,100

Pharmaceuticals (6.59%)
28,500	Barr Laboratories*	1,624,500
78,000	Johnson & Johnson	4,513,860
232,000	Pfizer	7,229,120

		13,367,480

* Represents non-income producing securities.
See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.
Equity Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Shares	Description	Value

Common Stocks (Continued):
Restaurants (2.31%)
153,900	Brinker International*	$4,693,950

Retail — General Merchandise (4.78%)
79,500	Kohl’s*	4,498,110
100,000	Walmart	5,203,000

		9,701,110

Retail — Specialty Stores (5.48%)
150,000	CVS Corp.	3,577,500
250,000	Staples*	4,582,500
100,000	Walgreen Company	2,948,000

		11,108,000

Semiconductors (2.81%)
350,000	Intel	5,698,000

Technology (1.62%)
200,000	Texas Instruments	3,274,000

	Total Common Stocks	188,701,080

Mutual Funds (6.99%)
10,155,152	Government Assets Fund T Shares, 0.63%**	10,155,152
4,007,223	Fidelity Institutional Money Market Fund, 0.91%**	4,007,224

	Total Mutual Funds	14,162,376

	Total Investments in Securities (100.06%) (Cost $187,065,941)	$202,863,456
	Other Assets and Liabilities (-0.06%)	(111,932)

	Net Assets (100.00%)	$202,751,524

 * Represents non-income producing securities.

** Rate shown is as of March 31, 2003.

See notes to financial statements.

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

The Vintage Growth Fund*

The Iraq conflict dominated market, business, and consumer sentiment, and no doubt contributed to the poor economic data released in February and March. Despite the recent economic weakness, the economy remains structurally sound, although vulnerability to further external shocks remains. Ultimately, war-related weakness should prove to be temporary and will likely subside as the uncertainties are resolved. Meanwhile, the rebound in corporate profits continues to grind on, though the strength of the rebound remains suspect. Confidence in the profit and earnings growth will improve if the economy strengthens in reaction to the strong monetary and fiscal stimulus in place.

The successful test of the July/October 2002 lows and the ensuing March rally signals that the market is starting to gain confidence that better times are ahead. As confidence increases, it is likely that investors will increasingly be attracted to business models that exhibit strong revenue and earnings growth prospects rather than stable dividend paying stories that have dominated market returns over the last three tumultuous years. If this is the case, the Fund is positioned to perform well in the future.

Interestingly, quarter to date, the market has indeed been led by large cap growth stocks. Below-average nominal economic growth, a lower U.S. dollar, and a continued low inflationary environment that favor large caps over small caps. Gauging the relative performance of growth versus value stocks is a challenge, and although growth surged to a 4 – 5 percent advantage over its value brethren in each of the capitalization ranges during the first quarter, this does not yet make a trend. Style performance in the future will be influenced by the resolution of many uncertainties, such as the direction of energy prices, the rate of economic acceleration or deceleration, consumer sentiment, business sentiment, the rate of inventory rebuilding and the slope of the yield curve.

The strength of the economic recovery and geopolitical risks will continue to be monitored closely. If geopolitical risks recede and the economic outlook sustainably improves, the Fund will be ready to increase cyclical growth exposure.

For the year ended March 31, 2003, the Fund experienced a total return of -34.08 percent.**

As of March 31, 2003, the portfolio was fully invested and widely diversified. The top five equity holdings were: Pfizer (3.44 percent of the Fund’s net assets), General Electric (3.24 percent), Intel (2.92 percent), Johnson & Johnson (2.88 percent) and Microsoft (2.68 percent).***

PERFORMANCE REPORT	Vintage Mutual Funds, Inc.

Value of a $10,000 Investment

Average Annual Total Return

			Since Inception
	1 Year	5 Year	(09/29/95)

3/31/2003	-34.06%	-9.03%	1.18%

*	Small-cap companies typically carry additional risk since smaller companies generally have a higher risk of failure and, by definition are not as well-established as blue-chip companies. Historically, small-company stocks have experienced a greater degree of market volatility than stocks on average.

**	Past performance is not predictive of future results. The value of shares in the Vintage Mutual Funds will fluctuate so that the shares, when redeemed, may be worth more or less than their original cost.

***	The composition of the Fund’s holdings is subject to change.

The performance of the Vintage Growth Fund is measured against the S&P 500 Stock Index, the NASDAQ Composite Index and the S&P Mid Cap 400 Stock Index, which represent the performance of the stock market as a whole, small-capitalization stocks and small- to mid-sized companies respectively. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management fees. The Fund’s performance reflects the deduction of fees for these value-added services. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

VINTAGE MUTUAL FUNDS, Inc.

Growth Fund

Schedule of Portfolio Investments

March 31, 2003

Shares	Description	Value

Common Stocks (91.20%)
Aerospace and Military Technology (1.58%)
12,000	Lockheed Martin	$570,600

Apparel and Shoes (0.64%)
4,500	Nike	231,390

Beverages — Soft Drinks (3.35%)
10,000	Pepsico	400,000
20,000	The Coca Cola Company	809,600

		1,209,600

Biotechnology (3.54%)
7,000	Amgen*	402,850
25,000	Genentech*	875,250

		1,278,100

Business Services (2.69%)
16,000	American Express	531,680
16,000	Paychex	439,520

		971,200

Chemicals (1.61%)
15,000	Du Pont	582,900

Computer Hardware (3.74%)
70,000	Cisco Systems*	903,000
40,000	Network Appliance*	447,600

		1,350,600

Computer — Software and Peripherals (5.26%)
40,000	Microsoft	968,400
55,000	Oracle*	596,200
19,000	Veritas Software*	334,020

		1,898,620

Data Processing (1.92%)
22,000	Fiserv*	692,560

Electrical & Electronic (5.58%)
14,500	Cox Communications*	451,095
45,000	Flextronics*	392,400
46,000	General Electric	1,173,000

		2,016,495

Entertainment (3.29%)
11,000	Fox Entertainment Group*	293,370
24,500	Viacom Class B*	894,740

		1,188,110

Financial Services (4.15%)
13,000	Federal Home Loan Mortgage Corp.	690,300
14,000	Lehman Brothers	808,500

		1,498,800

Food Wholesaling (1.06%)
15,000	Sysco Corp.	381,600

Health Care Products and Services (4.59%)
21,000	Charles River Labs*	535,920
25,000	Lincare Holdings*	767,250
23,000	NPS Pharmaceuticals*	355,580

		1,658,750

Insurance (4.42%)
15,000	American International Group	741,750
20,000	Marsh & McLennan	852,600

		1,594,350

Internet Related (1.95%)
7,000	Getty Images*	192,220
40,000	Webmethods*	365,200
10,000	Websense*	146,700

		704,120

Leisure (1.05%)
16,000	Starwood Hotel	380,640

Manufacturing (0.47%)
7,000	Dover Corporation	169,540

*	Represents non-income producing securities.
See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.
Growth Fund (Continued)

Schedule of Portfolio Investments

March 31, 2003

Shares	Description	Value

Common Stocks (Continued):
Medical Equipment & Supplies (2.25%)
18,000	Henry Schein*	$811,800

Medical — Hospital Management and Services (2.31%)
15,000	Express Scripts*	835,200

Pharmaceuticals (12.69%)
16,000	Accredo Health*	389,280
18,000	Johnson & Johnson	1,041,660
16,000	Lilly (Eli) & Co.	914,400
60,000	Millenium Pharmaceuticals*	471,600
40,000	Pfizer	1,246,400
13,500	Taro Pharmaceutical*	516,780

		4,580,120

Restaurants (2.53%)
30,000	Brinker International*	915,000

Retail — General Merchandise (3.39%)
16,000	Walmart	832,480
18,000	Williams-Sonoma*	392,400

		1,224,880

Retail — Specialty Stores (3.81%)
20,000	Best Buy*	539,400
35,000	CVS Corp.	834,750

		1,374,150

Security Systems/Services (0.79%)
40,000	RSA Security*	284,000

Semiconductors (5.55%)
30,000	Applied Materials*	377,400
15,000	Broadcom*	185,250
65,000	Intel	1,058,200
18,000	Marvell Technology Group*	381,420

		2,002,270

Technology (3.40%)
10,000	Analog Devices*	275,000
30,000	GlobespanVirata*	135,000
50,000	Texas Instruments	818,500

		1,228,500

Technology — Software (3.59%)
26,000	Autodesk	396,760
40,000	BEA Systems*	407,600
21,000	Business Objects*	343,350
15,000	Internet Security Systems*	148,950

		1,296,660

	Total Common Stocks	32,930,555

Limited Partnerships (3.03%)
	BlueStream Ventures, L.P.*** (1.79 percent of Partnership’s Net Assets)	1,094,889

Mutual Funds (6.64%)
10,155,152	Government Assets Fund T Shares, 0.63%**	1,819,614
4,007,223	Fidelity Institutional Money Market Fund, 0.91%**	575,800

	Total Mutual Funds	2,395,414

	Total Investments in Securities (100.87%) (Cost $43,352,177)	$36,420,858
	Other Assets and Liabilities (-0.87%)	(313,852)

	Net Assets (100.00%)	$36,107,006

*	Represents non-income producing securities.

**	Rate shown is as of March 31, 2003.

***	This is an illiquid security which is not actively traded. The sale of this security is restricted. Because there is no quoted market value for this security, it is valued by the investment adviser with Board of Director approval.
See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Assets and Liabilities

March 31, 2003

	Government	Liquid	Municipal	Limited
	Assets	Assets	Assets	Term Bond	Bond
	Fund	Fund	Fund	Fund	Fund

ASSETS:
Investments, at value	$90,727,655	$118,172,758	$41,905,284	$58,855,484	$130,516,290
Repurchase agreements	77,024,659	18,691,225	—	—	—

Total Investments (Cost $167,752,314; $136,863,983, $41,905,284; $60,775,982; $131,989,665)
Total Investments	167,752,314	136,863,983	41,905,284	58,855,484	130,516,290
Interest and dividends receivable	1,025,143	1,024,546	192,701	628,489	1,473,209
Receivable for capital shares issued	5,466	23,856	—	22,149	79,867
Principal paydown receivable	—	—	—	—	98,856
Prepaid expenses	—	4,665	—	—	—

Total Assets	168,782,923	137,917,050	42,097,985	59,506,122	132,168,222

LIABILITIES:
Dividends payable	86,523	48,473	14,322	190,913	600,023
Payable to brokers for investments purchased	—	1,208,764	—	515,545	—
Payable for capital shares redeemed	19,372	757	—	7,443	159,712
Accrued expenses and other payables:
Investment advisory fees	51,723	41,518	12,375	25,134	62,486
Administration fees	31,033	24,911	7,426	13,070	29,539
Accounting fees	4,433	3,559	1,061	1,508	3,408
Distribution fees	—	79,765	—	—	—
Servicing fees	—	65,488	3,767	—	—
Other	16,034	—	4,871	6,862	17,067

Total Liabilities	209,118	1,473,235	43,822	760,475	872,235

Net Assets:	$168,573,805	$136,443,815	$42,054,163	$58,745,647	$131,295,987

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Assets and Liabilities (Continued)

March 31, 2003

	Government	Liquid	Municipal	Limited
	Assets	Assets	Assets	Term Bond	Bond
	Fund	Fund	Fund	Fund	Fund

Paid-in capital	$168,558,359	$136,454,982	$42,054,163	$61,310,706	$134,615,871
Accumulated undistributed (distributions in excess of) net investment income	15,446	—	—	(97,123)	285,895
Net unrealized appreciation (depreciation) on investments	—	—	—	(1,920,498)	(1,473,375)
Accumulated undistributed net realized gains (losses) on investment transactions	—	(11,167)	—	(547,438)	(2,132,404)

Net Assets	$168,573,805	$136,443,815	$42,054,163	$58,745,647	$131,295,987

Capital Shares Outstanding				6,105,693	13,431,489

Net asset value — offering and redemption price per share				$9.62	$9.78

Pricing of S Shares
Net assets applicable to S Shares outstanding		$74,250,440	$2,992,677

Shares outstanding, $.001 par value		74,256,517	2,992,677

Net asset value — offering and redemption price per share		$1.00	$1.00

Pricing of S2 Shares
Net assets applicable to S2 Shares outstanding		$3,958,321

Shares outstanding, $.001 par value		3,958,645

Net asset value — offering and redemption price per share		$1.00

Pricing of T Shares
Net assets applicable to T Shares outstanding	$168,573,805	$29,287,133	$5,493,383

Shares outstanding, $.001 par value	168,586,440	29,289,530	5,493,383

Net asset value — offering and redemption price per share	$1.00	$1.00	$1.00

Pricing of I Shares
Net assets applicable to I Shares outstanding		$28,947,921	$33,568,103

Shares outstanding, $.001 par value		28,950,290	33,568,103

Net asset value — offering and redemption price per share		$1.00	$1.00

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Assets and Liabilities (Continued)

March 31, 2003

	Municipal
	Bond	Balanced	Equity	Growth
	Fund	Fund	Fund	Fund

ASSETS:
Investments, at value	$46,585,887	$36,943,589	$202,863,456	$36,420,858
Repurchase agreements	—	—	—	—

Total Investments (Cost $43,255,630; $38,302,278; $187,065,941; $43,352,177)
Total Investments	46,585,887	36,943,589	202,863,456	36,420,858
Interest and dividends receivable	692,807	136,186	202,427	23,982
Receivable for capital shares issued	90,000	104,871	126,254	715,457
Principal paydown receivable	—	—	—	—
Prepaid expenses	—	17,922	27,243	4,359

Total Assets	47,368,694	37,202,568	203,219,380	37,164,656

LIABILITIES:
Dividends payable	144,745	142,518	—	—
Payable to brokers for investments purchased	—	—	—	916,933
Payable for capital shares redeemed	—	48,891	267,126	102,493
Accrued expenses and other payables:
Investment advisory fees	20,416	24,262	127,742	29,284
Administration fees	10,616	8,411	44,284	8,015
Accounting fees	1,225	970	5,110	925
Distribution fees	—	—	—	—
Servicing fees	—	—	23,594	—
Other	4,630	—	—	—

Total Liabilities	181,632	225,052	467,856	1,057,650

Net Assets:	$47,187,062	$36,977,516	$202,751,524	$36,107,006

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Assets and Liabilities (Continued)

March 31, 2003

	Municipal
	Bond	Balanced	Equity	Growth
	Fund	Fund	Fund	Fund

Paid-in capital	$43,748,439	$48,009,024	$219,383,620	$86,597,928
Accumulated undistributed (distributions in excess of) net investment income	(224)	19,060	—	297,437
Net unrealized appreciation (depreciation) on investments	3,330,257	(1,358,689)	15,797,515	(6,931,319)
Accumulated undistributed net realized gains (losses) on investment transactions	108,590	(9,691,879)	(32,429,611)	(43,857,040)

Net Assets	$47,187,062	$36,977,516	$202,751,524	$36,107,006

Capital Shares Outstanding	4,265,419	3,696,451		5,210,146

Net asset value — offering and redemption price per share	$11.06	$10.00		$6.93

Pricing of S Shares
Net assets applicable to S Shares outstanding			$110,016,801

Shares outstanding, $.001 par value			9,833,961

Net asset value — offering and redemption price per share			$11.19

Pricing of S2 Shares
Net assets applicable to S2 Shares outstanding
Shares outstanding, $.001 par value
Net asset value — offering and redemption price per share
Pricing of T Shares
Net assets applicable to T Shares outstanding			$92,734,723

Shares outstanding, $.001 par value			8,187,754

Net asset value — offering and redemption price per share			$11.33

Pricing of I Shares
Net assets applicable to I Shares outstanding
Shares outstanding, $.001 par value
Net asset value — offering and redemption price per share
See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Operations

For the Year Ended March 31, 2003

	Government	Liquid	Municipal	Limited
	Assets	Assets	Assets	Term Bond	Bond
	Fund	Fund	Fund	Fund	Fund

INVESTMENT INCOME:
Interest income	$2,475,247	$3,019,532	$568,129	$3,342,273	$9,182,951
Dividend income

Total Income	2,475,247	3,019,532	568,129	3,342,273	9,182,951

EXPENSES: (Note 4)
Investment advisory fees	593,737	547,953	136,580	295,692	750,792
Administration fees	311,712	328,772	81,948	153,760	354,921
Distribution and shareholder service fees S Shares	—	581,651	8,958	—	—
Distribution and shareholder service fees S2 Shares	—	25,510	—	—	—
Distribution and shareholder service fees T Shares	—	51,055	8,419	—	—
Custody fees	32,571	44,466	12,690	7,152	14,878
Accounting fees	44,530	46,967	11,707	17,741	40,951
Legal fees	4,883	4,437	1,467	1,695	4,083
Audit fees	14,397	12,515	7,714	6,686	15,499
Directors’ fees	24,308	21,639	7,259	8,150	20,204
Transfer agent fees	75,414	69,534	26,487	30,785	49,183
Registration and filing fees	10,359	9,641	5,155	2,329	3,159
Printing fees	9,162	8,286	2,724	3,383	7,559
Other	20,093	17,767	6,705	16,699	35,594

Total Expenses	1,141,166	1,770,193	317,813	544,072	1,296,823
Less: Expenses voluntarily reduced/ waived	(74,217)	—	(1,465)	—	—

Net Expenses	1,066,949	1,770,193	316,348	544,072	1,296,823

Net Investment Income (Loss)	1,408,298	1,249,339	251,781	2,798,201	7,886,128

REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS:
Net realized gains (losses) from investment transactions	—	(6,648)	—	31,542	936,432
Net change in unrealized appreciation (depreciation) from investments	—	—	—	(2,184,654)	(2,827,642)

Net realized and unrealized gains (losses) from investments	—	(6,648)	—	(2,153,112)	(1,891,210)

Change in net assets resulting from operations	$1,408,298	$1,242,691	$251,781	$645,089	$5,994,918

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Operations (Continued)

For the Year Ended March 31, 2003

	Municipal
	Bond	Balanced	Equity	Growth
	Fund	Fund	Fund	Fund

INVESTMENT INCOME:
Interest income	$2,135,756	$899,478	$77,915	$19,794
Dividend income		316,368	2,693,543	417,793

Total Income	2,135,756	1,215,846	2,771,458	437,587

EXPENSES: (Note 4)
Investment advisory fees	239,788	336,261	1,865,651	491,986
Administration fees	124,690	116,571	646,761	134,649
Distribution and shareholder service fees S Shares	—	—	347,567	—
Distribution and shareholder service fees S2 Shares	—	—	—	—
Distribution and shareholder service fees T Shares	—	—	—	—
Custody fees	2,332	6,343	12,812	7,459
Accounting fees	14,387	13,450	74,624	15,536
Legal fees	782	1,508	7,261	2,698
Audit fees	3,497	6,722	19,963	10,929
Directors’ fees	3,816	7,449	35,704	13,431
Transfer agent fees	5,964	56,770	153,491	86,720
Registration and filing fees	2,116	3,535	8,233	8,056
Printing fees	1,506	2,654	12,620	4,453
Other	8,762	9,172	48,424	10,872

Total Expenses	407,640	560,435	3,233,111	786,789
Less: Expenses voluntarily reduced/ waived	—	—	—	—

Net Expenses	407,640	560,435	3,233,111	786,789

Net Investment Income (Loss)	1,728,116	655,411	(461,653)	(349,202)

REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS:
Net realized gains (losses) from investment transactions	128,454	(7,555,821)	(32,348,934)	(20,483,772)
Net change in unrealized appreciation (depreciation) from investments	2,342,083	(3,804,768)	(68,951,021)	(6,938,024)

Net realized and unrealized gains (losses) from investments	2,470,537	(11,360,589)	(101,299,955)	(27,421,796)

Change in net assets resulting from operations	$4,198,653	$(10,705,178)	$(101,761,608)	$(27,770,998)

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Changes in Net Assets

	Government Assets Fund		Liquid Assets Fund		Municipal Assets Fund

	Year	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002	2003	2002

OPERATIONS:
Net investment income (loss)	$1,408,298	$4,023,318	$1,249,339	$4,138,084	$251,781	$695,376
Net realized gains/(losses) from investment transactions	—	3,877	(6,648)	(4,519)	—	—
Net change in unrealized appreciation/(depreciation) from investments	—	—	—	—	—	—

Change in net assets resulting from operations	1,408,298	4,027,195	1,242,691	4,133,565	251,781	695,376

DISTRIBUTIONS TO SHAREHOLDERS:
From net investment income
Capital Shares	—	—	—	—	—	—
S Shares	—	—	(501,599)	(1,880,222)	(7,446)	(31,234)
S2 Shares	—	—	(54,671)	(272,512)	—	—
T Shares	(1,408,300)	(4,023,461)	(371,335)	(1,108,828)	(31,279)	(93,488)
I Shares	—	—	(321,734)	(876,522)	(213,056)	(570,654)
From net realized gains
Capital Shares	—	—	—	—	—	—
S Shares	—	—	—	—	—	—
T Shares	—	—	—	—	—	—

Change in net assets from shareholder distributions	(1,408,300)	(4,023,461)	(1,249,339)	(4,138,084)	(251,781)	(695,376)

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Changes in Net Assets (Continued)

	Government Assets Fund		Liquid Assets Fund		Municipal Assets Fund

	Year	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002	2003	2002

CAPITAL SHARE TRANSACTIONS:
Issued:
Capital Shares	—	—	—	—	—	—
S Shares	—	—	614,370,552	493,060,328	8,523,442	12,981,884
S2 Shares	—	—	39,363,021	142,506,363	—	—
T Shares	579,814,866	769,825,078	92,195,481	142,463,029	16,812,831	12,402,166
I Shares	—	—	60,651,807	168,328,535	81,343,717	106,636,012
Fund Reorganization: (Note 5)	—	—	—	—	—	—
Reinvestments:
Capital Shares	—	—	—	—	—	—
S Shares	—	—	5	22	1	3,130
S2 Shares	—	—	3,771	13,004	—	—
T Shares	275,898	1,058,778	120,623	339,243	5,168	17,209
I Shares	—	—	118,407	328,549	—	1,093
Redemptions:
Capital Shares	—	—	—	—	—	—
S Shares	—	—	(619,859,772)	(491,163,561)	(7,681,599)	(13,237,676)
S2 Shares	—	—	(43,927,441)	(143,138,773)	—	—
T Shares	(545,833,318)	(807,409,212)	(107,065,378)	(129,353,365)	(17,377,620)	(12,419,924)
I Shares	—	—	(74,861,922)	(157,676,654)	(74,291,207)	(107,451,026)

Change in net assets from capital transactions	34,257,446	(36,525,356)	(38,890,846)	25,706,720	7,334,733	(1,067,132)

Change in net assets	34,257,444	(36,521,622)	(38,897,494)	25,702,201	7,334,733	(1,067,132)
NET ASSETS:
Beginning of year	134,316,361	170,837,983	175,341,309	149,639,108	34,719,430	35,786,562

End of year	$168,573,805	$134,316,361	$136,443,815	$175,341,309	$42,054,163	$34,719,430

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Changes in Net Assets (Continued)

	Government Assets Fund		Liquid Assets Fund		Municipal Assets Fund

	Year	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002	2003	2002

SHARE TRANSACTIONS:
Issued:
Capital Shares	—	—	—	—	—	—
S Shares	—	—	614,370,552	493,060,328	8,523,442	12,981,884
S2 Shares	—	—	39,363,021	142,506,363	—	—
T Shares	579,814,866	769,825,078	92,195,481	142,463,029	16,812,831	12,402,166
I Shares	—	—	60,651,807	168,328,535	81,343,717	106,636,012
Fund Reorganization: (Note 5)	—	—	—	—	—	—
Reinvestments:
Capital Shares	—	—	—	—	—	—
S Shares	—	—	5	22	1	3,130
S2 Shares	—	—	3,771	13,004	—	—
T Shares	275,898	1,058,778	120,623	339,243	5,168	17,209
I Shares	—	—	118,407	328,549	—	1,093
Redemptions:
Capital Shares	—	—	—	—	—	—
S Shares	—	—	(619,859,772)	(491,163,561)	(7,681,599)	(13,237,676)
S2 Shares	—	—	(43,927,441)	(143,138,773)	—	—
T Shares	(545,833,318)	(807,409,212)	(107,065,378)	(129,353,365)	(17,377,620)	(12,419,924)
I Shares	—	—	(74,861,922)	(157,676,654)	(74,291,207)	(107,451,026)

Change In Shares	34,257,446	(36,525,356)	(38,890,846)	25,706,720	7,334,733	(1,067,132)

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Changes in Net Assets (Continued)

	Limited Term Bond Fund		Bond Fund		Municipal Bond Fund

	Year	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002	2003	2002

OPERATIONS:
Net investment income (loss)	$2,798,201	$2,671,902	$7,886,128	$5,075,713	$1,728,116	$1,752,210
Net realized gains/(losses) from investment transactions	31,542	194,523	936,432	374,944	128,454	292,064
Net change in unrealized appreciation/(depreciation) from investments	(2,184,654)	(56,825)	(2,827,642)	(3,392,029)	2,342,083	(877,968)

Change in net assets resulting from operations	645,089	2,809,600	5,994,918	2,058,628	4,198,653	1,166,306

DISTRIBUTIONS TO SHAREHOLDERS:
From net investment income
Capital Shares	(2,837,914)	(2,655,904)	(8,006,353)	(5,009,118)	(1,741,801)	(1,743,594)
S Shares	—	—	—	—	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	—	—	—	—
I Shares	—	—	—	—	—	—
From net realized gains
Capital Shares	—	—	(132,306)	—	(106,648)	—
S Shares	—	—	—	—	—	—
T Shares	—	—	—	—	—	—

Change in net assets from shareholder distributions	(2,837,914)	(2,655,904)	(8,138,659)	(5,009,118)	(1,848,449)	(1,743,594)

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Changes in Net Assets (Continued)

	Limited Term Bond Fund		Bond Fund		Municipal Bond Fund

	Year	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002	2003	2002

CAPITAL SHARE TRANSACTIONS:
Issued:
Capital Shares	22,469,218	17,675,757	26,083,528	26,553,641	4,993,142	6,221,091
S Shares	—	—	—	—	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	—	—	—	—
I Shares	—	—	—	—	—	—
Fund Reorganization: (Note 5)	—	—	—	101,878,983	—	—
Reinvestments:
Capital Shares	1,276,202	1,390,241	2,181,587	1,473,499	253,807	230,536
S Shares	—	—	—	—	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	—	—	—	—
I Shares	—	—	—	—	—	—
Redemptions:
Capital Shares	(16,960,441)	(12,820,249)	(38,210,661)	(19,910,140)	(7,104,800)	(6,453,337)
S Shares	—	—	—	—	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	—	—	—	—
I Shares	—	—	—	—	—	—

Change in net assets from capital transactions	6,784,979	6,245,749	(9,945,546)	109,995,983	(1,857,851)	(1,710)

Change in net assets	4,592,154	6,399,445	(12,089,287)	107,045,493	492,353	(578,998)
NET ASSETS:
Beginning of year	54,153,493	47,754,048	143,385,274	36,339,781	46,694,709	47,273,707

End of year	$58,745,647	$54,153,493	$131,295,987	$143,385,274	$47,187,062	$46,694,709

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Changes in Net Assets (Continued)

	Limited Term Bond Fund		Bond Fund		Municipal Bond Fund

	Year	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002	2003	2002

SHARE TRANSACTIONS:
Issued:
Capital Shares	2,270,563	1,760,403	2,608,625	2,636,909	457,361	587,175
S Shares	—	—	—	—	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	—	—	—	—
I Shares	—	—	—	—	—	—
Fund Reorganization: (Note 5)	—	—	—	9,978,371	—	—
Reinvestments:
Capital Shares	129,718	138,924	218,870	146,656	23,222	21,560
S Shares	—	—	—	—	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	—	—	—	—
I Shares	—	—	—	—	—	—
Redemptions:
Capital Shares	(1,720,187)	(1,279,635)	(3,825,442)	(1,976,164)	(646,565)	(602,329)
S Shares	—	—	—	—	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	—	—	—	—
I Shares	—	—	—	—	—	—

Change In Shares	680,094	619,692	(997,947)	10,785,772	(165,982)	6,406

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Changes in Net Assets (Continued)

	Balanced Fund		Equity Fund		Growth Fund

	Year	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002	2003	2002

OPERATIONS:
Net investment income (loss)	$655,411	$1,008,557	$(461,653)	$(1,634,032)	$(349,202)	$(834,312)
Net realized gains/(losses) from investment transactions	(7,555,821)	(1,621,617)	(32,348,934)	5,539,677	(20,483,772)	(18,195,504)
Net change in unrealized appreciation/(depreciation) from investments	(3,804,768)	163,906	(68,951,021)	(18,512,604)	(6,938,024)	14,923,279

Change in net assets resulting from operations	(10,705,178)	(449,154)	(101,761,608)	(14,606,959)	(27,700,998)	(4,106,537)

DISTRIBUTIONS TO SHAREHOLDERS:
From net investment income
Capital Shares	(668,208)	(1,007,121)	—	—	—	—
S Shares	—	—	—	—	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	—	—	—	—
I Shares	—	—	—	—	—	—
From net realized gains
Capital Shares	—	—	—	—	—	(759,892)
S Shares	—	—	—	—	—	—
T Shares	—	—	—	—	—	—

Change in net assets from shareholder distributions	(668,208)	(1,007,121)	—	—	—	(759,892)

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Changes in Net Assets (Continued)

	Balanced Fund		Equity Fund		Growth Fund

	Year	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002	2003	2002

CAPITAL SHARE TRANSACTIONS:
Issued:
Capital Shares	8,708,535	9,128,924	—	—	12,288,128	52,536,751
S Shares	—	—	23,868,534	91,546,956	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	14,247,282	21,939,227	—	—
I Shares	—	—	—	—	—	—
Fund Reorganization: (Note 5)	—	—	—	—	—	—
Reinvestments:
Capital Shares	708,359	1,137,002	—	—	—	327,782
S Shares	—	—	—	—	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	—	—	—	—
I Shares	—	—	—	—	—	—
Redemptions:
Capital Shares	(18,010,917)	(19,978,807)	—	—	(43,164,286)	(58,468,629)
S Shares	—	—	(60,846,257)	(110,673,208)	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	(39,899,219)	(35,379,084)	—	—
I Shares	—	—	—	—	—	—

Change in net assets from capital transactions	(8,594,023)	(9,712,881)	(62,629,660)	(32,566,109)	(30,876,158)	(5,604,096)

Change in net assets	(19,967,409)	(11,169,156)	(164,391,268)	(47,173,068)	(58,647,156)	(10,470,525)
NET ASSETS:
Beginning of year	56,944,925	68,114,081	367,142,792	414,315,860	94,754,162	105,224,687

End of year	$36,977,516	$56,944,925	$202,751,524	$367,142,792	$36,107,006	$94,754,162

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Statements of Changes in Net Assets (Continued)

	Balanced Fund		Equity Fund		Growth Fund

	Year	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002	2003	2002

SHARE TRANSACTIONS:
Issued:
Capital Shares	799,418	720,939	—	—	1,485,084	4,959,302
S Shares	—	—	1,897,967	5,834,670	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	1,137,543	1,382,817	—	—
I Shares	—	—	—	—	—	—
Fund Reorganization: (Note 5)	—	—	—	—	—	—
Reinvestments:
Capital Shares	65,293	89,913	—	—	—	28,728
S Shares	—	—	—	—	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	—	—	—	—
I Shares	—	—	—	—	—	—
Redemptions:
Capital Shares	(1,707,738)	(1,594,202)	—	—	(5,294,494)	(5,505,776)
S Shares	—	—	(4,980,193)	(7,046,952)	—	—
S2 Shares	—	—	—	—	—	—
T Shares	—	—	(3,119,599)	(2,207,779)	—	—
I Shares	—	—	—	—	—	—

Change In Shares	(843,027)	(783,350)	(5,064,282)	(2,037,244)	(3,809,410)	(517,746)

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Notes to Financial Statements
March 31, 2003

1. Organization:

IMG Mutual Funds, Inc. was incorporated on November 16, 1994 and capitalized on May 1, 1995. IMG Mutual Funds, Inc. was renamed Vintage Mutual Funds, Inc., (the “Fund”), in February 1998. The Fund is registered under the Investment Company Act of 1940 (the “1940 Act”), as amended, as a diversified open-end management investment company issuing its shares in nine series, each with distinct investment objectives and policies. The Fund offers nine series representing diversified portfolios. The Government Assets Fund’s investment objective is to seek current income consistent with maintaining liquidity and stability of principal by investing exclusively in short-term U.S. Treasury bills, notes and other short-term obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, and repurchase agreements with respect thereto. The investment objective of the Liquid Assets Fund is maximum current income consistent with safety of principal and maintenance of liquidity. The investment objective of the Municipal Assets Fund is maximum current income exempt from federal income tax, consistent with safety of principal and maintenance of liquidity. The investment objective of the Vintage Limited Term Bond Fund is to seek total return from a portfolio of limited term fixed income securities. The Vintage Limited Term Bond Fund invests primarily in a diversified portfolio of fixed income securities including certain types of fixed income securities that may exhibit greater volatility. The Vintage Bond Fund’s investment objective is to obtain income by investing in a portfolio of fixed income securities and, secondarily, to seek capital appreciation consistent with the preservation of capital and prudent investment risk. The Vintage Bond Fund will invest at least 65 percent of its total assets in High-Quality Fixed Income Securities at all times. The investment objective of the Vintage Municipal Bond Fund is to seek current income, consistent with the preservation of capital, that is exempt from federal income taxes. The Vintage Municipal Bond Fund invests primarily in a diversified portfolio of tax-exempt fixed income securities. The investment objective of the Vintage Balanced Fund is to seek long-term growth of capital and income. The Vintage Balanced Fund invests primarily in a diversified portfolio of equity securities and fixed income securities. The investment objective of the Vintage Equity Fund is long-term capital appreciation. The Vintage Equity Fund invests primarily in a diversified portfolio of equity securities of mainly large capitalization companies with strong earnings potential. The Vintage Aggressive Growth Fund changed its name to Vintage Growth Fund effective January 6, 2003. The Fund’s investment objective of long-term capital appreciation through a growth style of investing remains the same and investment policies were not changed. The Vintage Growth Fund invests primarily in common stocks and other equity-type securities of small, medium and large capitalized companies that exhibit a strong potential for price appreciation relative to other equity securities.

Liquid Assets Fund and Municipal Assets Fund offer four and three classes of shares, respectively. S Shares are offered to customers of banks. S Shares are normally offered through financial institutions providing automatic “sweep” investment programs to their own customers. T Shares may be purchased only by financial institutions acting on their own behalf or on behalf of certain customers’ accounts. I Shares may be purchased by individual and institutional investors directly from the Fund’s Distributor. Liquid Assets Fund also offers S2 Shares through financial institutions providing automatic “sweep” investment programs to their own customers. All classes of shares accrue daily dividends in the same manner except each class bears separate distribution and/or shareholder servicing fees.

VINTAGE MUTUAL FUNDS, Inc.
Notes to Financial Statements (Continued)
March 31, 2003

The Vintage Equity Fund offers two classes of shares. T Shares of the Vintage Equity Fund are offered solely to fiduciary accounts of AMCORE Investment Group, N. A., over which AMCORE Investment Group, N. A., exercises investment discretion. The Vintage Equity Fund also offers S Shares which accrue daily dividends in the same manner as T Shares except each class bears separate distribution and/or shareholder administrative servicing fees.

Each class of shares has equal rights to earnings, assets, and voting privileges except each class bears different distribution expenses. Each class of shares has exclusive voting rights on matters affecting only that class. Income, expenses (other than expenses attributable to a specific class), and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

2. Significant Accounting Policies:

The following is a summary of significant accounting policies followed by the Fund in the preparation of the financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increase and decrease in net assets from operations during the period. Actual results could differ from those estimates.

Securities Valuation

Investments of the Government Assets Fund, the Liquid Assets Fund and the Municipal Assets Fund (the “money market funds”) are valued at amortized cost, which approximates market value. Under the amortized cost method of valuation, discount or premium is amortized on a constant basis to the maturity of the security. In addition, the money market funds may not (a) purchase any instrument with a remaining maturity greater than 397 days unless such investment is subject to a demand feature, or (b) maintain a dollar-weighted-average portfolio maturity which exceeds 90 days.

Investments in common and preferred stocks, commercial paper, corporate bonds, municipal bonds, U.S. Government securities and U.S. Government agency securities of the Vintage Limited Term Bond Fund, the Vintage Bond Fund, the Vintage Municipal Bond Fund, the Vintage Balanced Fund, the Vintage Equity Fund, and the Vintage Growth Fund (collectively the “variable net asset funds”) are valued at their market values determined on the basis of the latest available bid quotation in the principal market (closing sales prices if the principal market is an exchange) in which such securities are normally traded. Fixed income securities held in the variable net asset funds are valued on the basis of valuations furnished by a pricing service that utilizes electronic data processing applications to determine valuations for normal institutional sized trading units of fixed income securities without regard to sale or bid prices when such valuations are believed to more accurately reflect the fair market value of such institutional securities. Otherwise sale or bid prices are used. Fixed income securities having maturities of 60 days or less are valued by the amortized cost method. Investments in investment companies are valued at their respective net asset values as reported by such companies. Securities, including restricted securities, for which market quotations are not readily available, are valued at fair market value as determined in good faith by the investment adviser under the supervision of the Fund’s Board of Directors. The difference between the cost and market values of investments held by the variable net

VINTAGE MUTUAL FUNDS, Inc.
Notes to Financial Statements (Continued)
March 31, 2003

asset funds is reflected as either unrealized appreciation or depreciation.

Security Transactions and Related Income

Security transactions are accounted for on the date the security is purchased or sold (“trade date”). Interest income is recognized on the accrual basis. Discounts and premiums on securities purchased are amortized over the expected life of the respective securities. Dividends are recorded on the ex-dividend date. Gains or losses realized on sales of securities are determined on the identified cost basis.

Repurchase Agreements

The Funds may engage in repurchase agreements with financial institutions such as banks, brokers, or dealers that the investment advisor, Investors Management Group, (“IMG”), deems creditworthy under guidelines approved by the Fund’s Board of Directors, subject to the seller’s agreement to repurchase such securities at a mutually agreed-upon date and price. An independent custodian must receive delivery of the underlying securities. The market value of these securities (including accrued interest) on acquisition date is required to be an amount equal to 102% of the resale price, and will not be less than 100% of the resale price over the term of the agreement. The repurchase price generally equals the price paid plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying portfolio securities. The seller, under an agreement to repurchase, is required to maintain, with the Fund’s custodian, the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). Securities subject to repurchase agreements are held by the Fund’s custodian, another qualified custodian or in the Federal Reserve/ Treasury book-entry system.

Loan Certificates

The Liquid Assets Fund may invest in FmHA Guaranteed Loan Certificates which represent interests in the guaranteed portion of Farmer’s Home Administration (“FmHA”) loans issued by one or more guaranteed loan trusts subject to repurchase on no more than five business days’ written notice. The Loan Certificates are diversified through limitations on certificates sold by any one individual bank.

Trust Certificates

The Liquid Assets Fund may invest in U.S. Government Guaranteed Student Loans (the Trust) which represent interests in student loans sold by certain Iowa banks subject to repurchase on no more than seven days’ written notice. The Trust and the Trust Certificates are diversified through a limitation on certificates sold by any individual bank. Each individual bank may not sell more than five percent of the outstanding Trust Certificates.

Limited Partnerships

The Growth Fund has committed to invest $5,000,000 in BlueStream Ventures, L.P., a venture capital limited partnership. At March 31, 2003, the Fund had invested $2,750,000. Direct investments are recorded when capital contributions are made. This is an illiquid security which is not actively traded. The sale of this security is restricted. Because there is no quoted market value for this security, it is valued by the Fund’s Adviser and approved by the Fund’s Board of Directors.

Securities Purchased on a When-Issued of Delayed-Delivery Basis

Each fund may purchase securities on a when-issued or delayed-delivery basis. When-issued securities are securities purchased with delivery to occur at a later date at a stated price and/or yield, thereby involving

VINTAGE MUTUAL FUNDS, Inc.
Notes to Financial Statements (Continued)
March 31, 2003

the risk that the price and/or yield obtained may be more or less than those available in the market when delivery takes place. At the time a Fund makes commitment to purchase a security on a when-issued basis, the Fund records the transaction and reflects the value of the security in determining net asset value. A segregated account is established and the Fund maintains cash and marketable securities at least equal in value to commitments for when-issued securities.

Dividends to Shareholders

Dividends from net investment income are declared daily and paid monthly for the Government Assets Fund, the Liquid Assets Fund and the Municipal Assets Fund. Dividends from net investment income are declared and paid monthly for the Vintage Limited Term Bond Fund, the Vintage Bond Fund, and the Vintage Municipal Bond Fund. Dividends from net investment income are declared and paid quarterly for the Vintage Balanced Fund, the Vintage Equity Fund, and the Vintage Growth Fund. Distributable net realized capital gains, if any, are declared and distributed at least annually for each of the Funds.

Federal Taxes

The Fund’s policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute taxable income to shareholders in amounts that will avoid or minimize federal income or excise taxes of the Fund. Net investment income and net realized gains (losses) for the Funds may differ for financial statement and tax purposes. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Funds.

Expenses

Expenses directly related to one of the Funds are charged to that Fund. Expenses relating to the Funds collectively are prorated to the Funds on the basis of each Fund’s relative net assets.

3. Purchases and Sales of Securities:

Purchases and sales of securities (excluding short-term securities) for the year ended March 31, 2003 are as follows:

		Proceeds
	Purchases	from Sales

Limited Term Bond Fund	$31,506,568	$27,053,996
Bond Fund	$40,802,873	$46,342,547
Municipal Bond Fund	$4,598,638	$5,421,555
Balanced Fund	$15,347,502	$22,270,072
Equity Fund	$94,938,478	$168,791,977
Growth Fund	$41,143,760	$69,140,470

4. Related Party Transactions:

Under the terms of its Investment Advisory Agreement, Investors Management Group (IMG), an indirect wholly owned subsidiary of AMCORE Financial, Inc. (AMCORE), is entitled to receive fees computed daily on a percentage of the average daily net assets of each fund as follows:

Government Assets Fund	0.40 percent
Liquid Assets Fund	0.35 percent
Municipal Assets Fund	0.35 percent
Vintage Limited Term Bond Fund	0.50 percent
Vintage Bond Fund	0.55 percent
Vintage Municipal Bond Fund	0.50 percent
Vintage Balanced Fund	0.75 percent
Vintage Equity Fund	0.75 percent
Vintage Growth Fund	0.95 percent

IMG voluntarily limited advisory fees for the Government Assets Fund to 0.35 percent.

VINTAGE MUTUAL FUNDS, Inc.
Notes to Financial Statements (Continued)
March 31, 2003

The Funds have entered into a management and administration agreement with IMG pursuant to which the Funds pay administrative fees at an annual rate of 0.21 percent of the average daily net assets for the Government Assets Fund, the Liquid Assets Fund and the Municipal Assets Fund and 0.26 percent of the average daily net assets for all other Vintage Mutual Funds.

The Funds have adopted an Administrative Services Plan (the “Services Plan”) pursuant to which each Fund is authorized to pay compensation to banks and other financial institutions (each a “Participating Organization”), which may include AMCORE, its correspondent and affiliated banks, which agree to provide certain ministerial, recordkeeping and/or administrative support services for their customers or account holders (collectively, “customers”) who are beneficial or record owner of Shares of that Fund. In consideration for such services, a Participating Organization receives a fee from a Fund, computed daily and paid monthly, at an annual rate of up to 0.25 percent of the average daily net asset value of Shares of that Fund owned beneficially or of record by such Participating Organization’s customers for whom the Participating Organization provides such services. At present, the Funds pay servicing fees as follows: 0.25 percent on S shares of the Liquid Assets, Municipal Assets, and Equity Funds, 0.25 percent on S2 shares of the Liquid Assets Fund, and 0.15 percent on T shares of the Liquid Assets and Municipal Assets Funds.

During the year ended March 31, 2003, AMCORE received $115,109, $10,547, and $400,847 from the Liquid Assets Fund, the Municipal Assets Fund, and the Vintage Equity Fund, respectively.

During the year ended March 31, 2003, certain Funds had investments in Government Assets or Municipal Assets Funds. Included in interest income on the statements of operations is income earned on such investments and the portion of the advisory, administrative and accounting fees waived by IMG that were attributable to assets invested in Government Assets or Municipal Assets Funds, as shown below.

	Income Earned	Fees Waived

Limited Term Bond Fund	$19,811	$11,227
Bond Fund	$38,785	$21,803
Municipal Bond Fund	$8,108	$6,209
Balanced Fund	$14,549	$7,854
Equity Fund	$41,369	$23,842
Growth Fund	$10,562	$5,865

BISYS Fund Services Limited Partnership serves as distributor to the Fund pursuant to a Distribution Agreement. The Distributor receives no compensation under the Distribution Agreement with the Fund, but may receive compensation under a Distribution and Shareholder Service Plan (the “Plan”) adopted pursuant to Rule 12b-1 under the 1940 Act under which the Funds are authorized to pay the Distributor for payments it makes to Participating Organizations. As authorized by the Plan, the Distributor will enter into Shareholder Agreements with Participating Organizations, including AMCORE Financial, Inc., or its affiliates, pursuant to which the Participating Organization agrees to provide certain administrative and shareholder support services in connection with Shares of a Fund purchased and held by Customers of the Participating Organization. The Distributor will be compensated by a Fund up to the amount of any payments it makes to Participating Organizations under the Rule 12b-1 Agreement. The maximum fee is 0.50 percent on S Shares of the Liquid Assets Fund and 0.25 percent on all other Classes and Funds. Currently, such fees are limited to 0.40 percent for S Shares of the Liquid Assets Fund, 0.15 percent for S2 Shares of the Liquid Assets Fund, 0.15 percent for S Shares of the Municipal Assets Fund and 0.00 percent for all other Classes and Funds. However, IMG as Adviser and

VINTAGE MUTUAL FUNDS, Inc.
Notes to Financial Statements (Continued)
March 31, 2003

Administrator of the Fund may in its sole discretion make payments to the Distributor to supplement shareholder fees paid by the Fund up to the maximum fee approved by the Plan without further notice to shareholders and at no cost to the Fund. From November 25, 2002, through December 4, 2002, IMG paid distribution fees of 0.10 percent, and beginning December 5, 2002, paid distribution fees of 0.15 percent for S Shares of the Municipal Assets Fund, waiving such fees at the Fund level.

IMG also serves as the Fund’s transfer agent to certain classes of the Government Assets, Liquid Assets and Municipal Assets Funds, pursuant to a Transfer Agency Agreement with the Funds and receives a fee for such services. BISYS Fund Services, Inc., (“BISYS”) serves as transfer agent to the other classes and Funds pursuant to a Transfer Agency Agreement with the Funds and receives a fee for such services. IMG also provides fund accounting services for the Funds pursuant to a Fund Accounting Agreement and receives a fee of 0.03 percent of the average daily net assets of each Fund for such services.

In the normal course of business the Fund enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred. However, based on experience, the Company expects the risk of loss to be remote.

5. Fund Reorganization:

On October 19, 2001, Vintage Bond Fund (the “Acquiring Fund”) acquired all of the assets and assumed the liabilities of Vintage Income Fund (the “Acquired Fund”) in a tax-free reorganization approved by the Acquired Fund’s shareholders. Under the reorganization plan shareholders of the Acquired Fund received shares in the Acquiring Fund in an amount equal to their holdings in the Acquired Fund. Shareholders of the Acquired Fund received 9,978,371 shares of the Acquiring Fund in the transaction.

Following is a summary of the net assets and unrealized appreciation as of the reorganization date:

			Net Asset	Net Unrealized
	Shares		Value Per	Appreciation/
	Outstanding	Net Assets	Share	(Depreciation)

Acquired Fund
Vintage Income Fund	9,987,393	$101,878,983	$10.20	$4,088,719
Acquiring Fund
Vintage Bond Fund	4,340,242	$44,298,869	$10.21	$1,418,488
Post Reorganization
Vintage Bond fund	14,318,613	$146,177,852	$10.21	$5,507,207

6. Federal Income Taxes:

The following details the tax basis distributions as well as the tax components of capital. The tax basis components of distributable earnings differ from the amounts reflected in the Statement of Assets and Liabilities by temporary book/tax differences primarily arising from wash sales, post October losses, paydowns on asset backed securities, and differences related to the Growth Fund’s investment in BlueStream Ventures, L.P.

VINTAGE MUTUAL FUNDS, Inc.
Notes to Financial Statements (Continued)
March 31, 2003

The amounts of aggregate unrealized gain (loss) and the cost of investment securities as of March 31, 2003 for tax purposes follow:

			Net
	Aggregate	Aggregate	Unrealized	Cost of
	Unrealized Gain	Unrealized (Loss)	Gain (Loss)	Investments

Government Assets Fund	—	—	—	$167,752,314
Liquid Assets Fund	—	—	—	$136,863,983
Municipal Assets Fund	—	—	—	$41,905,284
Limited Term Bond Fund	$974,848	$(2,895,346)	$(1,920,498)	$60,775,982
Bond Fund	$3,626,247	$(5,099,633)	$(1,473,386)	$131,989,676
Municipal Bond Fund	$3,336,887	$(6,630)	$3,330,257	$43,255,630
Balanced Fund	$2,921,240	$(4,279,930)	$(1,358,689)	$38,302,278
Equity Fund	$36,483,456	$(20,685,941)	$15,797,515	$187,065,941
Growth Fund	$888,429	$(7,483,673)	$(6,595,244)	$43,016,102

Distributable earnings as of March 31, 2003 for tax purposes follow (rounded to the nearest thousand):

	Distributable Earnings

		Long-term
	Ordinary	Gains	Tax
	Income	(Losses)	Exempt

Government Assets Fund	$15,000	—	—
Liquid Assets Fund	—	—	—
Municipal Assets Fund	—	—	—
Limited Term Bond Fund	—	—	—
Bond Fund	$286,000	—	—
Municipal Bond Fund	—	$109,000	—
Balanced Fund	$19,000	—	—
Equity Fund	—	—	—
Growth Fund	—	—	—

Distributions for the year ending March 31, 2003 for tax purposes follow:

	Tax Distributions

		Long-term
	Ordinary	Capital	Tax
	Income	Gains	Exempt

Government Assets Fund	$1,048,300	—	—
Liquid Assets Fund	$1,249,339	—	—
Municipal Assets Fund	$48	—	$251,733
Limited Term Bond Fund	$2,837,914	—	—
Bond Fund	$8,006,474	$132,185	—
Municipal Bond Fund	$6,659	$106,648	$1,735,142
Balanced Fund	$668,208	—	—
Equity Fund	—	—	—
Growth Fund	—	—	—

Distributions for the year ending March 31, 2002 for tax purposes follow:

	Tax Distributions

		Long-term
	Ordinary	Capital	Tax
	Income	Gains	Exempt

Government Assets Fund	$4,023,000	—	—
Liquid Assets Fund	$4,138,084	—	—
Municipal Assets Fund	$3,721	—	$691,655
Limited Term Bond Fund	$2,655,904	—	—
Bond Fund	$5,009,118	—	—
Municipal Bond Fund	$5,183	—	$1,738,411
Balanced Fund	$1,007,121	—	—
Equity Fund	—	—	—
Growth Fund	—	$759,892	—

For tax purposes, the following Funds have capital loss carryforwards as of March 31, 2003, which are available to offset future capital gains, if any (rounded to the nearest thousand):

	Amount	Expires

Liquid Assets Fund	$5,000	2011
Limited Term Bond Fund	$547,000	2007-2009
Bond Fund	$2,120,000	2004-2009
Balanced Fund	$7,998,000	2010-2011
Equity Fund	$25,050,000	2009-2011
Growth Fund	$38,673,000	2010-2011

VINTAGE MUTUAL FUNDS, Inc.
Notes to Financial Statements (Continued)
March 31, 2003

Capital loss carryforwards utilized and expired during the year ended March 31, 2003 follow:

	Utilized	Expired

Bond Fund	$684,952	$20,628

At March 31, 2003, the Balanced Fund, Bond Fund, Equity Fund, Growth Fund and Liquid Assets Fund had $1,694,000, $12,000, 7,380,000, $5,223,000 and $7,000, respectively, deferred capital losses occurring subsequent to October 31, 2002. For tax purposes, such losses will be reflected in the year ending March 31, 2004.

8. Federal Income Tax Information (Unaudited):

For the taxable year ended March 31, 2003, 42.91 percent of income dividends paid by the Balanced Fund qualifies for the dividends received deduction available to corporations. During the year ended March 31, 2003, the Municipal Bond Fund and Municipal Assets Fund declared $1,735,142 and $251,733 respectively, of tax-exempt income distributions. The Bond Fund and Municipal Bond Fund declared $132,185 and $106,648, respectively, of long-term capital gain distributions.

VINTAGE MUTUAL FUNDS, Inc.

Financial Highlights

		Investment Activities			Dividends and Distributions

							Total
	NAV	Net	Net Realized/	Total from	From Net	From Net	Dividends
	Beginning	Investment	Unrealized	Investment	Investment	Realized	and
	of Period	Income (Loss)	Gains/(Losses)	Activities	Income	Gains	Distributions

Government Assets Fund “T” Shares
Year Ended March 31, 2003	$1.00	0.01	0.00	0.01	(0.01)	0.00	(0.01)
Year Ended March 31, 2002	$1.00	0.03	0.00	0.03	(0.03)	0.00	(0.03)
Year Ended March 31, 2001	$1.00	0.06	0.00	0.06	(0.06)	0.00	(0.06)
Year Ended March 31, 2000	$1.00	0.05	0.00	0.05	(0.05)	0.00	(0.05)
Year Ended March 31, 1999	$1.00	0.05	0.00	0.05	(0.05)	0.00	(0.05)
Liquid Assets Fund “S” Shares
Year Ended March 31, 2003	$1.00	0.01	0.00	0.01	(0.01)	0.00	(0.01)
Year Ended March 31, 2002	$1.00	0.02	0.00	0.02	(0.02)	0.00	(0.02)
Year Ended March 31, 2001	$1.00	0.05	0.00	0.05	(0.05)	0.00	(0.05)
Year Ended March 31, 2000	$1.00	0.04	0.00	0.04	(0.04)	0.00	(0.04)
Year Ended March 31, 1999	$1.00	0.04	0.00	0.04	(0.04)	0.00	(0.04)
Liquid Assets Fund “S2” Shares
Year Ended March 31, 2003	$1.00	0.01	0.00	0.01	(0.01)	0.00	(0.01)
Year Ended March 31, 2002	$1.00	0.02	0.00	0.02	(0.02)	0.00	(0.02)
Year Ended March 31, 2001	$1.00	0.05	0.00	0.05	(0.05)	0.00	(0.05)
Year Ended March 31, 2000	$1.00	0.04	0.00	0.04	(0.04)	0.00	(0.04)
Year Ended March 31, 1999	$1.00	0.04	0.00	0.04	(0.04)	0.00	(0.04)
Liquid Assets Fund “T” Shares
Year Ended March 31, 2003	$1.00	0.01	0.00	0.01	(0.01)	0.00	(0.01)
Year Ended March 31, 2002	$1.00	0.03	0.00	0.03	(0.03)	0.00	(0.03)
Year Ended March 31, 2001	$1.00	0.06	0.00	0.06	(0.06)	0.00	(0.06)
Year Ended March 31, 2000	$1.00	0.05	0.00	0.05	(0.05)	0.00	(0.05)
Year Ended March 31, 1999	$1.00	0.05	0.00	0.05	(0.05)	0.00	(0.05)
Liquid Assets Fund “I” Shares
Year Ended March 31, 2003	$1.00	0.01	0.00	0.01	(0.01)	0.00	(0.01)
Year Ended March 31, 2002	$1.00	0.03	0.00	0.03	(0.03)	0.00	(0.03)
Year Ended March 31, 2001	$1.00	0.06	0.00	0.06	(0.06)	0.00	(0.06)
Year Ended March 31, 2000	$1.00	0.05	0.00	0.05	(0.05)	0.00	(0.05)
Year Ended March 31, 1999	$1.00	0.05	0.00	0.05	(0.05)	0.00	(0.05)
Municipal Assets Fund “S” Shares
Year Ended March 31, 2003	$1.00	0.00	0.00	0.00	0.00	0.00	0.00
Year Ended March 31, 2002	$1.00	0.01	0.00	0.01	(0.01)	0.00	(0.01)
Year Ended March 31, 2001	$1.00	0.03	0.00	0.03	(0.03)	0.00	(0.03)
Year Ended March 31, 2000	$1.00	0.02	0.00	0.02	(0.02)	0.00	(0.02)
Year Ended March 31, 1999	$1.00	0.02	0.00	0.02	(0.02)	0.00	(0.02)

**	During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

See notes to financial statements.

	Total Return / Ratios / Supplementary Data:

			Ratio of	Ratio of Net	Ratio of	Ratio of Net
NAV		Net Assets	Expenses to	Investment	Expenses to	Investment
End	Total	End of Period	Average	Income (Loss) to	Average	Income (Loss) to	Portfolio
of Period	Return	(000 omitted)	Net Assets	Average Net Assets	Net Assets**	Average Net Assets**	Turnover

$1.00	0.96%	$168,574	0.72%	0.95%	0.77%	0.90%
$1.00	2.66%	$134,316	0.68%	2.69%	0.73%	2.64%
$1.00	5.73%	$170,838	0.68%	5.59%	0.73%	5.54%
$1.00	4.75%	$170,811	0.68%	4.65%	0.73%	4.60%
$1.00	4.61%	$150,006	0.73%	4.49%	0.76%	4.46%
$1.00	0.56%	$74,250	1.36%	0.56%	—	—
$1.00	2.22%	$79,744	1.36%	2.14%	—	—
$1.00	5.26%	$77,849	1.36%	5.13%	—	—
$1.00	4.18%	$91,703	1.36%	4.11%	—	—
$1.00	4.18%	$77,343	1.34%	4.08%	—	—
$1.00	0.81%	$3,958	1.11%	0.86%	—	—
$1.00	2.48%	$8,519	1.11%	2.44%	—	—
$1.00	5.52%	$9,139	1.11%	5.39%	—	—
$1.00	4.44%	$8,639	1.11%	4.36%	—	—
$1.00	4.44%	$8,252	1.09%	4.32%	—	—
$1.00	1.06%	$29,287	0.86%	1.09%	—	—
$1.00	2.73%	$44,038	0.86%	2.57%	—	—
$1.00	5.80%	$30,590	0.86%	5.65%	—	—
$1.00	4.70%	$31,619	0.86%	4.59%	—	—
$1.00	4.70%	$33,673	0.84%	4.54%	—	—
$1.00	1.22%	$28,948	0.71%	1.21%	—	—
$1.00	2.89%	$43,041	0.71%	2.72%	—	—
$1.00	5.94%	$32,061	0.71%	5.78%	—	—
$1.00	4.86%	$38,318	0.71%	4.82%	—	—
$1.00	4.86%	$16,751	0.69%	4.67%	—	—
$1.00	0.35%	$2,993	1.10%	0.33%	1.17%	0.26%
$1.00	1.47%	$2,151	1.11%	1.40%	—	—
$1.00	3.07%	$2,403	1.12%	3.09%	—	—
$1.00	2.43%	$7,370	1.14%	2.41%	1.15%	2.40%
$1.00	2.47%	$7,894	1.12%	2.41%	1.19%	2.34%

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Financial Highlights (Continued)

		Investment Activities			Dividends and Distributions

							Total
	NAV	Net	Net Realized/	Total from	From Net	From Net	Dividends
	Beginning	Investment	Unrealized	Investment	Investment	Realized	and
	of Period	Income (Loss)	Gains/(Losses)	Activities	Income	Gains	Distributions

Municipal Assets Fund “T” Shares
Year Ended March 31, 2003	$1.00	0.01	0.00	0.01	(0.01)	0.00	(0.01)
Year Ended March 31, 2002	$1.00	0.02	0.00	0.02	(0.02)	0.00	(0.02)
Year Ended March 31, 2001	$1.00	0.03	0.00	0.03	(0.03)	0.00	(0.03)
Year Ended March 31, 2000	$1.00	0.03	0.00	0.03	(0.03)	0.00	(0.03)
Year Ended March 31, 1999	$1.00	0.03	0.00	0.03	(0.03)	0.00	(0.03)
Municipal Assets Fund “I” Shares
Year Ended March 31, 2003	$1.00	0.01	0.00	0.01	(0.01)	0.00	(0.01)
Year Ended March 31, 2002	$1.00	0.02	0.00	0.02	(0.02)	0.00	(0.02)
Year Ended March 31, 2001	$1.00	0.03	0.00	0.03	(0.03)	0.00	(0.03)
Year Ended March 31, 2000	$1.00	0.03	0.00	0.03	(0.03)	0.00	(0.03)
Year Ended March 31, 1999	$1.00	0.03	0.00	0.03	(0.03)	0.00	(0.03)
Limited Term Bond Fund
Year Ended March 31, 2003	$9.98	0.47	(0.36)	0.11	(0.47)	0.00	(0.47)
Year Ended March 31, 2002	$9.94	0.55	0.03	0.58	(0.54)	0.00	(0.54)
Year Ended March 31, 2001	$9.63	0.54	0.31	0.85	(0.54)	0.00	(0.54)
Year Ended March 31, 2000	$10.00	0.50	(0.37)	0.13	(0.50)	0.00	(0.50)
Year Ended March 31, 1999	$9.99	0.49	0.00	0.49	(0.48)	0.00	(0.48)
Bond Fund
Year Ended March 31, 2003	$9.94	0.58	(0.14)	0.44	(0.59)	(0.01)	(0.60)
Year Ended March 31, 2002	$9.97	0.56	(0.03)	0.53	(0.56)	0.00	(0.56)
Year Ended March 31, 2001	$9.53	0.61	0.44	1.05	(0.61)	0.00	(0.61)
Year Ended March 31, 2000	$9.88	0.57	(0.35)	0.22	(0.57)	0.00	(0.57)
Year Ended March 31, 1999	$9.86	0.53	0.04	0.57	(0.53)	(0.02)	(0.55)
Municipal Bond Fund
Year Ended March 31, 2003	$10.54	0.40	0.54	0.94	(0.40)	(0.02)	(0.42)
Year Ended March 31, 2002	$10.68	0.41	(0.14)	0.27	(0.41)	0.00	(0.41)
Year Ended March 31, 2001	$10.24	0.42	0.44	0.86	(0.42)	0.00	(0.42)
Year Ended March 31, 2000	$10.67	0.41	(0.40)	0.01	(0.41)	(0.03)	(0.44)
Year Ended March 31, 1999	$10.60	0.40	0.08	0.48	(0.40)	(0.01)	(0.41)

**	During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

See notes to financial statements.

	Total Return / Ratios / Supplementary Data:

			Ratio of	Ratio of Net	Ratio of	Ratio of Net
NAV		Net Assets	Expenses to	Investment	Expenses to	Investment
End	Total	End of Period	Average	Income (Loss) to	Average	Income (Loss) to	Portfolio
of Period	Return	(000 omitted)	Net Assets	Average Net Assets	Net Assets**	Average Net Assets**	Turnover

$1.00	0.55%	$5,493	0.92%	0.56%	—	—
$1.00	1.70%	$6,053	0.86%	1.67%	—	—
$1.00	3.31%	$6,054	0.87%	3.26%	—	—
$1.00	2.68%	$11,326	0.89%	2.61%	0.90%	2.63%
$1.00	2.73%	$14,949	0.87%	2.66%	0.94%	2.59%
$1.00	0.70%	$33,568	0.77%	0.68%	—	—
$1.00	1.88%	$26,516	0.71%	1.82%	—	—
$1.00	3.48%	$27,330	0.72%	3.41%	—	—
$1.00	2.84%	$26,124	0.74%	2.78%	0.75%	2.79%
$1.00	2.88%	$22,405	0.72%	2.81%	0.79%	2.74%
$9.62	1.13%	$58,746	0.92%	4.73%	—	—	55.05%
$9.98	5.96%	$54,153	0.93%	5.43%	—	—	47.31%
$9.94	9.06%	$47,754	0.90%	5.48%	—	—	49.54%
$9.63	1.38%	$52,507	0.92%	5.11%	—	—	41.58%
$10.00	5.01%	$56,005	1.05%	4.89%	—	—	31.08%
$9.78	4.46%	$131,296	0.95%	5.78%	—	—	32.67%
$9.94	5.20%	$143,385	0.99%	5.79%	—	—	41.67%
$9.97	11.37%	$36,340	0.99%	6.33%	—	—	17.62%
$9.53	2.41%	$27,339	1.01%	6.01%	—	—	31.83%
$9.88	5.95%	$21,984	1.03%	5.46%	—	—	37.28%
$11.06	9.06%	$47,187	0.85%	3.60%	—	—	9.95%
$10.54	2.41%	$46,695	0.91%	3.81%	—	—	27.61%
$10.68	8.59%	$47,274	0.86%	4.03%	—	—	21.11%
$10.24	0.10%	$48,616	0.92%	3.91%	—	—	26.51%
$10.67	4.64%	$49,950	0.94%	3.76%	1.04%	3.66%	13.87%

See notes to financial statements.

VINTAGE MUTUAL FUNDS, Inc.

Financial Highlights (Continued)

		Investment Activities			Dividends and Distributions

							Total
	NAV	Net	Net Realized/	Total from	From Net	From Net	Dividends
	Beginning	Investment	Unrealized	Investment	Investment	Realized	and
	of Period	Income (Loss)	Gains/(Losses)	Activities	Income	Gains	Distributions

Balanced Fund
Year Ended March 31, 2003	$12.54	0.16	(2.54)	(2.37)	(0.16)	0.00	(0.16)
Year Ended March 31, 2002	$12.80	0.20	(0.26)	(0.06)	(0.20)	0.00	(0.20)
Year Ended March 31, 2001	$16.58	0.31	(2.72)	(2.41)	(0.31)	(1.06)	(1.37)
Year Ended March 31, 2000	$16.01	0.28	2.08	2.36	(0.28)	(1.51)	(1.79)
Year Ended March 31, 1999	$15.05	0.24	1.60	1.84	(0.24)	(0.64)	(0.88)
Equity Fund S Shares
Year Ended March 31, 2003	$15.83	(0.04)	(4.60)	(4.64)	0.00	0.00	0.00
Year Ended March 31, 2002	$16.44	(0.09)	(0.52)	(0.61)	0.00	0.00	0.00
Year Ended March 31, 2001	$23.28	(0.09)	(4.94)	(5.03)	0.00	(1.81)	(1.81)
Year Ended March 31, 2000	$22.90	(0.06)	4.10	4.04	0.00	(3.66)	(3.66)
Year Ended March 31, 1999	$21.04	(0.06)	3.21	3.15	(0.01)	(1.28)	(1.29)
Equity Fund T Shares
Year Ended March 31, 2003	$15.99	(0.01)	(4.65)	(4.66)	0.00	0.00	0.00
Year Ended March 31, 2002	$16.56	(0.04)	(0.53)	(0.57)	0.00	0.00	0.00
Year Ended March 31, 2001	$23.38	(0.03)	(4.98)	(5.01)	0.00	(1.81)	(1.81)
Year Ended March 31, 2000	$22.94	(0.01)	4.11	4.10	0.00	(3.66)	(3.66)
Year Ended March 31, 1999	$21.05	(0.01)	3.19	3.18	(0.01)	(1.28)	(1.29)
Growth
Year Ended March 31, 2003	$10.51	(0.05)	(3.53)	(3.58)	0.00	0.00	0.00
Year Ended March 31, 2002	$11.03	(0.09)	(0.35)	(0.44)	0.00	(0.08)	(0.08)
Year Ended March 31, 2001	$20.49	(0.10)	(5.93)	(6.03)	0.00	(3.43)	(3.43)
Year Ended March 31, 2000	$17.63	(0.12)	5.57	5.45	0.00	(2.59)	(2.59)
Year Ended March 31, 1999	$16.99	(0.11)	1.70	1.59	0.00	(0.95)	(0.95)

**	During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

See notes to financial statements.

	Total Return / Ratios / Supplementary Data:

				Ratio of	Ratio of Net		Ratio of	Ratio of Net
NAV			Net Assets	Expenses to	Investment		Expenses to	Investment
End	Total		End of Period	Average	Income (Loss) to		Average	Income (Loss) to	Portfolio
of Period	Return		(000 omitted)	Net Assets	Average Net Assets		Net Assets**	Average Net Assets**	Turnover

$10.00	(18.88%	)	$36,978	1.25%	1.46%		—	—	36.19%
$12.54	(0.45%	)	$56,945	1.19%	1.56%		—	—	38.28%
$12.80	(15.39%	)	$68,114	1.12%	2.03%		—	—	45.49%
$16.58	15.56%		$96,688	1.20%	1.77%		—	—	64.22%
$16.01	12.66%		$85,424	1.28%	1.61%		—	—	48.38%
$11.19	(29.31%	)	$110,017	1.41%	(0.30%	)	—	—	38.63%
$15.83	(3.65%	)	$204,521	1.39%	(0.52%	)	—	—	58.75%
$16.44	(22.98%	)	$232,217	1.39%	(0.40%	)	—	—	71.85%
$23.28	18.59%		$325,035	1.36%	(0.31%	)	—	—	89.42%
$22.90	15.72%		$253,593	1.40%	(0.34%	)	—	—	59.22%
$11.33	(29.14%	)	$92,735	1.16%	(0.05%	)	—	—	38.63%
$15.99	(3.44%	)	$162,622	1.14%	(0.27%	)	—	—	58.75%
$16.56	(22.79%	)	$182,099	1.14%	(0.15%	)	—	—	71.85%
$23.38	18.83%		$259,796	1.11%	(0.06%	)	—	—	89.42%
$22.94	15.88%		$280,418	1.15%	(0.08%	)	—	—	59.22%
$6.93	(34.06%	)	$36,107	1.52%	(0.68%	)	—	—	80.30%
$10.51	(4.12%	)	$94,754	1.36%	(0.81%	)	—	—	106.39%
$11.03	(32.83%	)	$105,225	1.33%	(0.66%	)	—	—	183.82%
$20.49	33.51%		$159,299	1.35%	(0.67%	)	—	—	156.56%
$17.63	9.85%		$121,552	1.42%	(0.69%	)	—	—	61.90%

See notes to financial statements.

REPORT OF INDEPENDENT ACCOUNTANTS	Vintage Mutual Funds, Inc.

To the Board of Directors and Shareholders of

Vintage Mutual Funds, Inc.

In our opinion, the accompanying statements of assets and liabilities, including the schedules of portfolio investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Government Assets Fund, Liquid Assets Fund, Municipal Assets Fund, Limited Term Bond Fund, Bond Fund, Municipal Bond Fund, Balanced Fund, Equity Fund, and Growth Fund (formerly Aggressive Growth Fund), constituting Vintage Mutual Funds, Inc. (the “Funds”) at March 31, 2003, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at March 31, 2003 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial highlights for the period ended March 31, 1999, were audited by other independent accountants whose report dated April 30, 1999, expressed an unqualified opinion on those statements.

PricewaterhouseCoopers LLP

New York, New York

May 16, 2003

DIRECTORS AND OFFICERS (UNAUDITED)	Vintage Mutual Funds, Inc.

The following table contains basic information regarding directors and officers, respectively, that oversee operations of the Vintage Funds complex.

		Term of		Number of
		Office and		Portfolios	Other
	Position	Length of	Principal	Overseen	Directorships
Name, Contact,	held with	Time	Occupations During	by	held Outside of
Address and Age	Vintage	Served	Past Five Years	Director	Vintage

William J. Howard, 1415 28th Street, Suite 200, West Des Moines, IA 50266, Age 57	Director	Since 1998	Attorney, William J. Howard Attorney at Law from 1998 to present; Attorney, Brassfield, Cowan and Howard from 1973 to 1998	9	None

Debra L. Johnson, 1415 28th Street, Suite 200, West Des Moines, IA 50266, Age 42	Director	Since 1998	President, Vodaci Technologies from 2000 to present; VP and CFO, Business Publications from 1990 to 2000	9	Des Moines Metro Opera

Fred Lorber, 1415 28th Street, Suite 200, West Des Moines, IA 50266, Age 79	Director	Since 1998	Retired	9	Simpson College; Iowa Historical Foundation; Des Moines Club; Jewish Foundation of Des Moines

David Miles, 1415 28th Street, Suite 200, West Des Moines, IA 50266, Age 46	President, Director	Since 1998	President, Director, and CEO of AMCORE Investment Group N.A. from 2000 to present; Director of Investors Management Group from 1987 to present	9	AMCORE Bank, N.A.; AMCORE Investment Group, N.A.; Investors Management Group; Rockford Health Systems; Drake University Board of Governors; Drake University Scholar Society

DIRECTORS AND OFFICERS (UNAUDITED)	Vintage Mutual Funds, Inc.

		Term of		Number of
		Office and		Portfolios	Other
	Position	Length of	Principal	Overseen	Directorships
Name, Contact,	held with	Time	Occupations During	by	held Outside of
Address and Age	Vintage	Served	Past Five Years	Director	Vintage

Edward J. Stanek, 1415 28th Street, Suite 200, West Des Moines, IA 50266, Age 56	Director	Since 1998	Commissioner and CEO, Iowa Lottery from 1985 to present; Chairman, International Game Group from 2000 to present; Director and Senior Vice President, World Lottery Association from 1999 to present; Director and Chair, International Lottery Alliance from 2002 to present	9	Multi-State Lottery Association; Power Ball Group; Instant Millionaire TV Show; Roll Down Group; Hot Lotto Group; North American Association of State and Provincial Lotteries; International Game Group; Director of Iowa State University College of Liberal Arts and Sciences Deans Council

John Taft, 1415 28th Street, Suite 200, West Des Moines, IA 50266, Age 48	Director	Since 1998	President, Voyageur Asset Management, Inc. from 1999 to present; Head of Wealth Management Services, Dain Rauscher from 2002 to present, President and CEO of Dougherty and Company from 1997 to 1999	9	Walker Art Center

DIRECTORS AND OFFICERS (UNAUDITED)	Vintage Mutual Funds, Inc.

		Term of		Number of
		Office and		Portfolios	Other
	Position	Length of	Principal	Overseen	Directorships
Name, Contact,	held with	Time	Occupations During	by	held Outside of
Address and Age	Vintage	Served	Past Five Years	Director	Vintage

Steven Zumbach, 1415 28th Street, Suite 200, West Des Moines, IA 50266, Age 53	Chair, Director	Since 1998	Attorney, Belin, Lamson, McCormick, Zumbach, and Flynn from 1977 to present	9	Bankers Trust Advisory Board; Greater Des Moines Partnership; Des Moines Wine Festival; Science Center of Iowa Capital Campaign; Mayor’s Study Group of Des Moines; Iowa State University Board of Governors

Patricia Bonavia, 1415 28th Street, Suite 200, West Des Moines, IA 50266, Age 52	Vice President	Since 1998	Director, Investors Management Group from 1998 to present; President, AMCORE Investment Services, Inc. from 1998 to present; Product Manager and Vice President, AMCORE Capital Management Inc. from 1993 to 1998	N/A	N/A

Amy Mitchell, 1415 28th Street, Suite 200, West Des Moines, IA 50266, Age 33	Treasurer	Since 1998	Director of Fund Administration, AMCORE Investment Group from 1990 to present	N/A	N/A

Mary Dotterer, 1415 28th Street, Suite 200, West Des Moines, IA 50266, Age 40	Secretary	Since 1999	Compliance Officer from 1999 to present; Staff Accountant, Securities and Exchange Commission from 1997 to 1999	N/A	N/A

TABLE OF CONTENTS

Performance Reports and Schedules of Portfolio Investments

Statements of Assets and Liabilities

Statements of Operations

Statements of Changes in Net Assets

Notes to Financial Statements

Financial Highlights

Report of Independent Accountants

Directors and Officers

SERVICE PROVIDERS

INVESTMENT ADVISER and ADMINISTRATOR

Investors Management Group
1415 28th Street, Suite 200
West Des Moines, Iowa 50266-1450

DISTRIBUTOR

BISYS Fund Services Limited Partnership
3435 Stelzer Road
Columbus, Ohio 43219

LEGAL COUNSEL

Cline, Williams, Wright, Johnson, & Oldfather
1900 U.S. Bank Building
Lincoln, Nebraska 68508

INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036

ANNUAL

REPORT

TO

SHAREHOLDERS

MARCH 31, 2003